                                                                   EXHIBIT 10.29

                         THE INDIVIDUAL RETIREMENT PLAN

                                       OF

                      UNITED STATES FIRE INSURANCE COMPANY

               AS AMENDED AND RESTATED EFFECTIVE AUGUST 13, 1998

                       THE INDIVIDUAL RETIREMENT PLAN OF
                      UNITED STATES FIRE INSURANCE COMPANY

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INTRODUCTION................................................       1
1.  DEFINITIONS.............................................       2
1.01   Accounts.............................................       2
1.02   Actual Deferral Percentage...........................       2
1.03   Affiliated Company...................................       2
1.04   After-Tax Account....................................       2
1.05   After-Tax Contributions..............................       2
1.06   Annuity Starting Date................................       2
1.07   Beneficiary..........................................       2
1.08   Break in Service.....................................       3
1.09   Code.................................................       3
1.10   Committee............................................       3
1.11   Company..............................................       3
1.12   Company Account......................................       3
1.13   Compensation.........................................       3
1.14   Contribution Percentage..............................       3
1.15   Disability...........................................       4
1.16   Earnings.............................................       4
1.17   Effective Date.......................................       4
1.18   Eligible Employee....................................       4
1.19   Employee.............................................       4
1.20   Entry date...........................................       4
1.21   ERISA................................................       4
1.22   Execution Date.......................................       4
1.23   Fund or Investment Fund..............................       5
1.24   Highly Compensated Employee..........................       5
1.25   Hour of Service......................................       5
1.26   Leased Employee......................................       6
1.27   Matching Contributions...............................       6
1.28   Original Plan........................................       6
1.29   Participant..........................................       6
1.30   Plan.................................................       6
1.31   Plan Year............................................       6
1.32   Pre-Tax Account......................................       6
1.33   Profits..............................................       6
1.34   Qualified Joint and Survivor Annuity.................       6
1.35   Retirement...........................................       6
1.36   Rollover Account.....................................       6
1.37   Rollover Contributions...............................       6
1.38   Salary Deferral Contributions........................       6
1.39   Severance Date.......................................       6
1.40   Spousal Consent......................................       6
1.41   Statutory Compensation...............................       7
1.42   Talegen..............................................       7
1.43   Talegen Plan.........................................       7
1.44   Trust or Trust Fund..................................       7

                                                              PAGE
                                                              ----
1.45   Trustee..............................................       7
1.46   USFIC................................................       7
1.47   Valuation Date.......................................       7
1.48   Vested Portion.......................................       7
1.49   Vesting Service......................................       7
1.50   Year of Eligibility Service..........................       8
2.  ELIGIBILITY AND REIMBURSEMENT...........................       8
2.01   Eligibility..........................................       8
2.02   Membership...........................................       8
2.03   Reemployment of Former Employees and Former
  Participants..............................................       9
2.04   Transferred Participants.............................       9
2.05   Termination of Membership............................       9
2.06   Eligibility of Employees of Former Talegen
  Affiliates................................................       9
3.  CONTRIBUTIONS...........................................       9
3.01   Salary Deferral Contributions........................       9
3.02   After-Tax Contributions..............................      10
3.03   Matching Contributions...............................      11
3.04   Basic Contributions..................................      11
3.05   Rollover Contributions...............................      12
3.06   Change in Contributions..............................      12
3.07   Suspension of Contributions..........................      12
3.08   Actual Deferral Percentage Test......................      12
3.09   Contribution Percentage Test.........................      14
3.10   Aggregate Contribution Limitation....................      15
3.11   Additional Discrimination Testing Provisions.........      15
3.12   Maximum Annual Additions.............................      15
3.13   Return of Contributions..............................      17
3.14   Certain Contributions Not Contingent Upon Profits....      17
4.  INVESTMENT OF CONTRIBUTIONS.............................      17
4.01   Investment Funds.....................................      17
4.02   Investment of Participants' Accounts.................      18
4.03   Responsibility for Investments.......................      18
4.04   Change of Election...................................      18
4.05   Reallocation of Accounts among the Funds.............      18
4.06   Limitations Imposed by Contract......................      18
5.  VALUATION OF THE ACCOUNTS...............................      19
5.01   Valuation of the Investment Funds....................      19
5.02   Right to Change Procedures...........................      19
5.03   Statement of Accounts................................      19
6.  VESTED PORTION OF ACCOUNTS..............................      19
6.01   After-Tax Account, Pre-Tax Account, and Rollover
  Account...................................................      19
6.02   Company Account......................................      19
6.03   Disposition of Forfeitures...........................      20
6.04   Vesting after Account Restoration....................      21
6.05   Vesting Schedule Amendment...........................      21

                                                              PAGE
                                                              ----
7.  WITHDRAWALS WHILE STILL EMPLOYED........................      21
7.01   Withdrawal of After-Tax Contributions................      21
7.02   Withdrawal of Rollover Contributions.................      21
7.03   Withdrawal of Company Contributions..................      21
7.04   withdrawal after Age 59 1/2..........................      22
7.05   Hardship Withdrawal..................................      22
7.06   Procedures and Restrictions..........................      22
8.  LOANS TO PARTICIPANTS...................................      23
8.01   Amount Available.....................................      23
8.02   Terms................................................      24
9.  DISTRIBUTION OF ACCOUNTS UPON TERMINATION...............      25
9.01   Eligibility..........................................      25
9.02   Forms of Distribution................................      25
9.03   Commencement of Payments.............................      26
9.04   Age 70 1/2 Required Distributions....................      26
9.05   Small Benefits.......................................      27
9.06   Status of Accounts Pending Distribution..............      28
9.07   Proof of Death and Right of Beneficiary or Other
  Person....................................................      28
9.08   Distribution Limitation..............................      28
9.09   Direct Rollover of Certain Distributions.............      28
10.  ADMINISTRATION OF PLAN.................................      29
10.01 Appointment of Committees.............................      29
10.02 Duties of Committees..................................      29
10.03 Individual Accounts...................................      30
10.04 Meetings..............................................      30
10.05 Action of Majority....................................      30
10.06 Compensation and Bonding..............................      30
10.07 Establishment of Rules................................      30
10.08 Prudent Conduct.......................................      30
10.09 Service in More than One Fiduciary Capacity...........      30
10.10 Limitation of Liability...............................      30
10.11 Indemnification.......................................      30
10.12 Named Fiduciary.......................................      31
11.  MANAGEMENT OF FUNDS....................................      31
11.01 Trust Agreement.......................................      31
11.02 Exclusive Benefit Rule................................      31
12.  AMENDMENT, MERGER AND TERMINATION......................      31
12.01 Amendment of Plan.....................................      31
12.02 Merger, Consolidation or Transfer.....................      31
12.03 Additional Participating Companies....................      31
12.04 Termination of Plan...................................      32
12.05 Distribution of Accounts upon a Sale of Assets or a
  Sale of a Subsidiary......................................      32
13  GENERAL PROVISIONS......................................      33
13.01 Nonalienation.........................................      33
13.02 Conditions of Employment Not Affected by Plan.........      33
13.03 Facility of Payment...................................      33
13.04 Information...........................................      33

                                                              PAGE
                                                              ----
13.05 Top-Heavy Provisions..................................      34
13.06 Prevention of Escheat.................................      35
13.07 Elections.............................................      35
13.08 Limitations Imposed on Inside Participants............      35
13.09 Construction..........................................      35
13.10 Qualified Military Service............................      36
EXECUTION...................................................      36

                         THE INDIVIDUAL RETIREMENT PLAN
                                       OF
                      UNITED STATES FIRE INSURANCE COMPANY

                                  INTRODUCTION

     Effective January 1, 1971, Crum and Forster, Inc. established the Crum and Forster Employees Savings Plan (the "C&F Plan") for the benefit of such of its employees as were eligible thereunder. The C&F Plan was subsequently amended several times and was restated as of January 1, 1986, at which time it was renamed the Crum and Forster, Inc. Savings Plan. The C&F Plan was subsequently amended several times and was restated as of January 1, 1989. The C&F Plan was amended and restated as of July 1, 1993, and renamed the Individual Retirement Plan of Crum and Forster, Inc. As of September 3, 1993, the C&F Plan was renamed The Individual Retirement Plan of Talegen Holdings, Inc. (the "Talegen Plan") to reflect the name of the successor to Crum and Forster, Inc. The Talegen Plan was amended and restated effective as of July 1, 1993, to incorporate certain plan design changes, as well as statutory changes having the earlier or later effective dates specified therein, and was again restated effective as of April 25, 1995, to reflect the plan provisions in effect as of that date.

     Effective August 13, 1998, United States Fire Insurance Company ("USFIC"), a participating employer and a "Company" under the Talegen Plan, was purchased by Fairfax Financial Holdings Limited. Effective August 13, 1998, USFIC adopted The Individual Retirement Plan of United States Fire Insurance Company (the "Original Plan") and became a "Company" thereunder. Effective August 13, 1998 (the "Spin Off Date"), all assets, liabilities and account balances maintained under the Talegen Plan for the benefit of each individual who is both (i) an Eligible Employee of the Company (as defined in Section 1.18) or a former Employee whose most recent Hour of Service was credited with respect to his or her service with the Company, and (ii) a participant in the Talegen Plan on the Spin Off Date were spun off from the Talegen Plan and merged with and into the Original Plan. Effective as of August 13, 1998, the Original Plan was restated as this Plan, as set forth herein.

     Except as otherwise specifically provided herein, (x) the rights and benefits of any individual whose account balance was not transferred to the Original Plan pursuant to the preceding paragraph, and who was not a Participant in the Original Plan, shall be determined in accordance with the provisions of the Talegen Plan in effect and operative at the relevant time; and (y) the rights and benefits of any Participant in the Original Plan or this Plan shall be determined in accordance with the provisions of this Plan in effect and operative at the relevant time; provided, however, that the rights and benefits of any Participant whose last Hour of Service was credited with respect to service prior to the Spin Off Date shall be determined in accordance with the provisions of the Talegen Plan in effect and operative at the time of his or her retirement or termination.

     This Plan is intended to qualify as a profit sharing plan (within the meaning of Section 401(a) of the Code), which includes a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code), and a 404(c) plan (within the meaning of Section 404(c) of ERISA).

                                   ARTICLE 1.
                                  DEFINITIONS

1.01 "ACCOUNTS" means the Company Account, the After-Tax Account, the Pre-Tax Account and the Rollover Account and, as of the Spin-Off Date (as defined in the Introduction) shall include the corresponding accounts transferred from the Talegen Plan to this Plan.

1.02 "ACTUAL DEFERRAL PERCENTAGE" means, with respect to a specified group of Employees, the average of the ratios, calculated separately for each Employee in that group, of (a) the amount of Salary Deferral Contributions made pursuant to Section 3.01 for a Plan Year (including Salary Deferral Contributions returned to a Highly Compensated Employee under Section 3.01(c) and Salary Deferral Contributions returned to any Employee pursuant to Section 3.01(d)), to (b) the Employees' Statutory Compensation for that entire Plan Year; provided, however, that with respect to Employees who become Participants on or before April 1, 1999, Statutory Compensation for the Plan Year in which they become Participants shall only be counted if received during the period such Employee is, or is eligible to become, a Participant. For purposes of determining the Actual Deferral Percentage for any Plan Year, the above ratios shall be computed for such Plan Year separately for the group of all Participants who are Highly Compensated Employees with respect to such Plan Year and for the group of all other Participants who are not Highly Compensated Employees with respect to such Plan Year. The Actual Deferral Percentage for each group and the ratio determined for each Employee in the group shall be calculated to the nearest one one-hundredth of 1 percent. For purposes of determining the Actual Deferral Percentage for a Plan Year, Salary Deferral Contributions may be taken into account for a Plan Year only if they:

      (a) relate to compensation that would have been received by the Employee in the Plan Year but for the deferral election,

      (b) are allocated to the Employee as of a date within that Plan Year and the allocation is not contingent on the participation or performance of service after such date, and

      (c) are actually paid to the Trustee no later than 12 months after the end of the Plan Year to which the contributions relate.

     In computing the Actual Deferral Percentage for a Plan Year (i) Salary Deferral Contributions described in Section 3.11(c) shall not be taken into account except as provided therein, and (ii) Basic Contributions and Matching Contributions described in Section 3.11(d) that are to be taken into account for purposes of Section 3.08 shall be treated as if they were Salary Deferral Contributions.

1.03 "AFFILIATED COMPANY" means any employer which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes as a member the Company; any trade or business under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code. Notwithstanding the foregoing, for purposes of Sections 1.25 and 3.12, the definitions in Sections 414(b) and (c) of the Code shall be modified by substituting the phrase "more than 50 percent" for the phrase "at least 80 percent" each place it appears in Section 1563(a)(1) of the Code.

1.04 "AFTER-TAX ACCOUNT" means the account credited with the After-Tax Contributions made by a Participant and earnings on those contributions.

1.05   "AFTER-TAX CONTRIBUTIONS" means amounts contributed pursuant to Section
       3.02.

1.06 "ANNUITY STARTING DATE" means the first day of the first period for which an amount is paid following a Participant's Retirement or other termination of employment.

1.07 "BENEFICIARY" means any person, persons or entity designated by a Participant to receive any benefits payable in the event of the Participant's death. However, a married Participant's spouse shall be deemed to be his or her Beneficiary unless or until he or she elects another Beneficiary with Spousal Consent. If no

       Beneficiary designation is in effect at the Participant's death, or if no person, persons or entity so designated survives the Participant, the Participant's surviving spouse, if any, shall be deemed to be the Beneficiary; otherwise, the Beneficiary shall be the estate of the Participant.

1.08 "BREAK IN SERVICE" means an event affecting forfeitures, which shall occur as of the Participant's Severance Date if he or she is not reemployed by the Company or an Affiliated Company within one year after a Severance Date. However, if an individual is absent from work immediately following his or her active employment, irrespective of whether the individual's employment is terminated, because of the individual's pregnancy, the birth of the individual's child, the placement of a child with the individual, in connection with the adoption of that child by the individual or for purposes of caring for that child for a period beginning immediately following that birth or placement, a Break in Service shall occur only if the Participant does not return to work within two years of his or her Severance Date. A Break in Service shall not occur during (1) an approved leave of absence, including a leave of absence protected under the federal Family and Medical Leave Act of 1993, as amended, or (2) a period of military service which is included in the Participant's Vesting Service pursuant to Sections 1.49 or 13.10.

1.09 "CODE" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific Section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

1.10 "COMMITTEE" means the individuals named by USFIC to the Administrative Committee and the Finance Committee as provided in Article 10. Except as provided for the purposes of Sections 4.01(a) and 10.01(c), all references to "Committee" shall be to the Administrative Committee.

1.11 "COMPANY" means USFIC or any other employer participating in this Plan as provided in Section 12.03, with respect to its employees.

1.12 "COMPANY ACCOUNT" means the account credited with Matching Contributions, other Company contributions made pursuant to Section 3.04, and earnings on those contributions.

1.13 "COMPENSATION" means the basic cash remuneration paid to an Eligible Employee for services rendered to the Company, determined prior to any reduction pursuant to Section 3.01 or pursuant to a cafeteria plan under
       Section 125 of the Code, excluding bonuses, fees, overtime pay, severance pay, expenses or other special emolument and all other forms of special pay. However, Compensation shall not exceed $150,000, or such other amount specified under Section 401(a)(17) of the Code, as adjusted pursuant to Sections 401(a)(17)(B) and 415(d) of the Code (the "COMPENSATION LIMIT").

1.14 "CONTRIBUTION PERCENTAGE" means, with respect to a specified group of Employees, the average of the ratios, calculated separately for each Employee in that group, of (a) the sum of the Employee's After-Tax Contributions and Matching Contributions for a Plan Year (excluding any Matching Contributions forfeited under the provisions of Sections 3.01 and 3.08), to (b) his or her Statutory Compensation for that entire Plan Year; provided, however, that with respect to Employees who become Participants on or before April 1, 1999, Statutory Compensation for the Plan Year in which they become Participants shall only be counted if received during the period such Employee is, or is eligible to become, a Participant. For purposes of determining the Contribution Percentage for any Plan Year, the above ratios shall be computed for such Plan Year for the group of all Participants who are Highly Compensated Employees with respect to such Plan Year and for the group of all other Participants who are not Highly Compensated Employees with respect to such Plan Year. The Contribution Percentage for each group and the ratio defined for each Employee in the group shall be calculated to the nearest one one-hundredth of 1 percent. For purposes of determining the Contribution Percentage for a Plan Year, After-Tax Contributions shall be taken into account if made for such Plan Year, and Matching Contributions shall be taken into account if they are:

      (a) made on behalf of a Participant on account of such Participant's Salary Deferral Contribution or After-Tax Contribution for such Plan Year;

      (b) allocated to the Participant's Company Account as of a date within such Plan Year;

      (c) actually paid to the Trustee within 12 months after the end of such Plan Year; and

      (d) not taken into account for purposes of the test described in Section 3.08, pursuant to Section 3.11(d).

     Basic Contributions described in Section 3.11(d) that are to be taken into account for purposes of Section 3.09 shall be treated as if they were Matching Contributions for a Plan Year if allocated to the Participant's Company Account as of a date within such Plan Year.

1.15 "DISABILITY" means total and permanent physical or mental disability, as determined on the basis of medical evidence under rules and procedures established by the Committee.

1.16 "EARNINGS" means the amount of earnings to be returned with any excess deferrals, excess contributions or excess aggregate contributions under Sections 3.01, 3.08 3.09 or 3.10 for a Plan Year, determined as of the last day of such Plan Year under this Plan's method of allocating income to Participants' Accounts pursuant to Article 5.

1.17   "EFFECTIVE DATE" means August 13, 1998.

1.18   "ELIGIBLE EMPLOYEE" means an Employee, excluding:

      (a) any individual who is employed by the Company on a part-time basis or who is classified or treated by the Company as a "summer intern" or other "temporary employee", provided, however, that any such individual who is credited with at least 1,000 Hours of Service for
            (i) the 12-month period beginning on the date he or she first completes an Hour of Service (as defined in Section 1.25(a)), or
            (ii) any Plan Year beginning after that date, shall become an Eligible Employee on the Entry Date that occurs on or next follows the last day of such 12-month period or Plan Year;

      (b) any individual who, as to any period of time, is classified or treated by the Company as an independent contractor, a consultant, a Leased Employee, or an employee of an employment agency or any entity other than the Company, even if such individual is subsequently determined to have been a common-law employee of the Company during such period;

      (c) any individual employed by any corporation or other business entity that is merged or liquidated into, or whose assets are acquired by the Company, unless USFIC's Chief Executive Officer (in his or her discretion) directs in writing that the employees of such corporation or other business entity, as the case may be, shall be Eligible Employees under this Plan;

      (d) any individual who is included in a unit of individuals covered by a collective bargaining agreement which does not provide for his or her membership in this Plan;

      (e) any director, unless such director is also an officer of the Company; and

      (f) non-United States citizens employed outside the United States by any participating subsidiary or Affiliated Company.

1.19 "EMPLOYEE" means a common-law employee of the Company who receives stated compensation other than a pension, severance pay, retainer, or fee under contract.

1.20 "ENTRY DATE" means the Effective Date and, thereafter, (a) for periods ending prior to April 1, 1999, the first day of any calendar month following the date an Eligible Employee completes one Hour of Service, and (b) for periods beginning on or after April 1, 1999, the first day of the first pay period coincident with or next following the date an Eligible Employee completes one Hour of Service, or as soon thereafter as is practicable for the Company.

1.21 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

1.22 "EXECUTION DATE" means the date on which this Plan is executed, as indicated on the last page hereof.

1.23 "FUND" or "INVESTMENT FUND" means the separate funds in which contributions to this Plan are invested in accordance with Article 4.

1.24 "HIGHLY COMPENSATED EMPLOYEE" means any individual employed by the Company or an Affiliated Company (whether or not eligible for membership in this Plan) who satisfies the criteria of the following paragraphs (a) or (b):

      (a) During the look-back year the individual received Statutory Compensation in excess of $80,000 (as adjusted pursuant to Sections 414(q)(1) and 415(d) of the Code).

      (b) During the determination year or the look-back year the individual was at any time a 5 percent owner of the Company.

     The determination of Highly Compensated Employees shall be subject to the following rules:

      (i) Individuals who are nonresident aliens and who received no earned income from the Company or an Affiliated Company which constitutes income from sources within the United States shall be disregarded for all purposes of this Section.

      (ii) For purposes of this Section 1.24, the "DETERMINATION YEAR" means the Plan Year, the "LOOK-BACK YEAR" means the 12-month period immediately preceding the determination year, and "5 PERCENT OWNER" means a 5 percent owner within the meaning of Section 416(i)(1) of the Code.

      (iii) The provisions of this Section 1.24 shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this Section inconsistent therewith.

      (iv) A Participant is a Highly Compensated Employee for a particular Plan Year if and only if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year.

1.25 "HOUR OF SERVICE" means, with respect to any applicable computation period.

      (a) each hour for which an individual is paid or entitled to payment for the performance of duties for the Company or an Affiliated Company;

      (b) each hour for which an individual is paid or entitled to payment by the Company or an Affiliated Company on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, but not more than 501 hours for any single continuous period; and

      (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliated Company, excluding any hour credited under (a) or (b), which shall be credited to the computation period or periods to which the award, agreement or payment pertains rather than to the computation period in which the award, agreement or payment is made.

     No hours shall be credited on account of any period during which an individual performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers' compensation, or disability insurance laws.

     If the Company finds it impractical to count the actual Hours of Service for any class or group of Employees, each Employee in that class or group shall be credited with the Hours of Service shown in the following table for each pay period in which he has at least one Hour of Service:

PAY PERIOD                                                    HOURS OF SERVICE CREDIT
----------                                                    -----------------------
Daily.......................................................             10
Weekly......................................................             45
Bi-weekly...................................................             90
Semi-monthly................................................             95
Monthly.....................................................            190

     However, an Employee shall be credited only for his normal working hours (i.e., calculated on the basis of whether such Employee is a full-time or a part-time Employee, exclusive of overtime hours) during a paid absence.

     In all respects, an Employee's Hours of Service shall be credited as required by Title 29 of the Code of Federal Regulations, Sections 2530.200b-2(b) and (c).

1.26 "LEASED EMPLOYEE" means any individual performing services for the Company or an Affiliated Company as a leased employee as defined in
       Section 414(n) of the Code. In the case of any individual who is a Leased Employee before or after a period of service as an Employee, the entire period during which he or she has performed services as a Leased Employee shall be counted as service as an Employee for all purposes of this Plan, except that he or she shall not, by reason of that status, become a Participant in this Plan.

1.27   "MATCHING CONTRIBUTIONS" means amounts contributed pursuant to Section
       3.03.

1.28 "ORIGINAL PLAN" means The Individual Retirement Plan of United States Fire Insurance Company, as adopted on the Effective Date and as amended through the day immediately preceding the Execution Date.

1.29 "PARTICIPANT" means any individual included in the membership of this Plan as provided in Article 2.

1.30 "PLAN" means (a) The Individual Retirement Plan of United States Fire Insurance Company, as set forth in this document or as amended from time to time, and (b) with respect to all periods prior to the Effective Date, shall be deemed to refer to the Talegen Plan.

1.31   "PLAN YEAR" means the calendar year.

1.32 "PRE-TAX ACCOUNT" means the account credited with the Salary Deferral Contributions made on a Participant's behalf and earnings on those contributions.

1.33 "PROFITS" means both accumulated earnings and profits and current net taxable income to the Company before deduction of Federal, state and local income taxes and before any contributions made by the Company to this or any other employee benefit plan maintained by the Company, as determined by its independent public accountants in accordance with generally accepted accounting principles.

1.34 "QUALIFIED JOINT AND SURVIVOR ANNUITY" means a monthly benefit payable to the Participant during his or her life, and after his or her death a monthly benefit, payable to and during the life of the spouse to whom the Participant was married on the Annuity Starting Date, at the rate of one-half the monthly benefit paid to the Participant.

1.35 "RETIREMENT" means termination of employment on or after attainment of age 55.

1.36 "ROLLOVER ACCOUNT" means the account credited with the Rollover Contributions made by a Participant and earnings on those contributions.

1.37   "ROLLOVER CONTRIBUTIONS" means amounts contributed pursuant to Section
       3.05.

1.38   "SALARY DEFERRAL CONTRIBUTIONS" means amounts contributed pursuant to
       Section 3.01.

1.39 "SEVERANCE DATE" means the earlier of (a) the date an individual quits, retires, is discharged or dies, or (b) the first anniversary of the date on which an individual is first absent from service, with or without pay, for any other reason, such as vacation, sickness, disability, layoff or leave of absence.

1.40 "SPOUSAL CONSENT" means the written consent of a Participant's spouse to the Participant's election of a specified form of benefit after electing an annuity under Section 9.02(a)(ii) or designation of a specified Beneficiary or to a Participant's application to receive an in-service withdrawal under Section 7.06 or to obtain a loan from this Plan pursuant to Section 8.02(a)(vii). That consent shall be witnessed by a Plan representative or notary public and shall acknowledge the effect on the spouse of the Participant's election. The requirement for spousal consent may be waived under rules and procedures established by the Committee based upon a reasonable belief that there is no spouse, the spouse cannot be located, a legal separation has occurred, or because of such other circumstances as may be established by applicable law.

1.41 "STATUTORY COMPENSATION" means wages within the meaning of Section 3401(a) of the Code (for purposes of income tax withholding at the source), but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed. For purposes of determining Highly Compensated Employees under Section 1.24 and key employees under Section 13.05(a)(iii), Statutory Compensation shall also include Salary Deferral Contributions and amounts contributed on a Participant's behalf on a salary reduction basis to a cafeteria plan under Section 125 of the Code. For all other purposes, each Plan Year the Committee may direct that Statutory Compensation shall include Salary Deferral Contributions and amounts contributed on a Participant's behalf on a salary reduction basis to a cafeteria plan under Section 125 of the Code. Statutory Compensation shall not exceed the Compensation Limit (as defined in Section 1.13).

1.42 "TALEGEN" means Talegen Holdings, Inc. (prior to September 3, 1993, Crum and Forster, Inc.).

1.43 "TALEGEN PLAN" means The Individual Retirement Plan of Talegen Holdings, Inc., as in effect on August 12, 1998 (prior to September 3, 1993, the Individual Retirement Plan of Crum and Foster, Inc).

1.44 "TRUST" or "TRUST FUND" means the fund established by USFIC as part of this Plan, pursuant to a trust agreement with the Trustee, into which contributions are to be made and from which benefits are to be paid in accordance with the terms of this Plan.

1.45   "TRUSTEE" means the trustee holding the funds of this Plan as provided in
       Article 1.1.

1.46 "USFIC" means United States Fire Insurance Company, or any successor by merger, purchase or otherwise; provided, however, that with respect to all periods prior to the Effective Date, any reference to USFIC in its capacity as the sponsor of this Plan, rather than as merely a "Company" (as defined in Section 1.11), shall be deemed to refer to Talegen.

1.47 "VALUATION DATE" means the last business day of each month and such other dates as are deemed necessary in accordance with rules and procedures established by the Committee for the proper administration of this Plan.

1.48 "VESTED PORTION" means the portion of the Accounts in which the Participant has a nonforfeitable interest as provided in Article 6 or, if applicable, Sections 12.04 or 13.05.

1.49 "VESTING SERVICE" means, with respect to any individual, his or her period of employment with the Company or any Affiliated Company, whether or not as an Employee, beginning on the date he or she first completes an Hour of Service and ending on his or her Severance Date, counted in full years and partial years with each month or any part thereof counting as one-twelfth of a year, provided that:

      (a) if an individual quits, retires or is discharged and he or she is reemployed within one year of the earlier of (i) his or her date of termination or (ii) the first day of an absence from service of less than 12 months during which absence such termination occurred, the period between his or her Severance Date and his or her date of reemployment shall be included in his or her Vesting Service;

      (b) if he or she is absent from the service of the Company or any Affiliated Company because of service in the Armed Forces of the United States and he or she returns to service with the Company or an Affiliated Company having applied to return while his or her reemployment rights were protected by law, the absence shall be included in his or her Vesting Service;

      (c) if his or her employment terminates and he or she is reemployed after he or she has incurred a Break in Service, his or her Vesting Service after reemployment shall be aggregated with his or her previous period or periods of Vesting Service if (i) he or she was vested in any portion of his or her Company Account, or (ii) the period from his or her Break in Service to his or her subsequent reemployment does not equal or exceed the greater of five years or his or her period of Vesting Service before his or her Break in Service; and

      (d) if he or she was employed by Talegen or any Affiliated Company (with respect to Talegen) prior to the Effective Date, his or her Vesting Service shall include the Vesting Service credited to him or her under the Talegen Plan.

1.50 "YEAR OF ELIGIBILITY SERVICE" means, with respect to any individual, the 12-month period beginning on the date he or she first completes an Hour of Service upon hire or rehire, or on any anniversary of that date, in which he or she first completes at least 1,000 Hours Service.

                                   ARTICLE 2.
                         ELIGIBILITY AND REIMBURSEMENT

2.01   ELIGIBILITY

      (a) Each Eligible Employee of the Company who both (i) was a Participant in the Talegen Plan on the day before the Effective Date, and (ii) is an Eligible Employee of the Company (as defined in Section 1.18) whose most recent Hour of Service was credited with respect to his or her service with the Company on the Effective Date, shall continue to be a Participant as of the Effective Date. Each other Eligible Employee shall become a Participant as follows:

          (i) Effective as of the Effective Date, each such other Eligible Employee shall become a Participant on the Entry Date coinciding with or immediately following the date he or she completes one Year of Eligibility Service, provided that he or she is then an Eligible Employee.

          (ii) Effective as of April 1, 1999, each such other Eligible Employee shall become a Participant on the Entry Date coinciding with or immediately following the date he or she completes one Hour of Service, provided that he or she is then an Eligible Employee. Notwithstanding the immediately preceding sentence, an Eligible Employee shall become a Participant for purposes of Section 3.03 (Matching Contributions) on the Entry Date coinciding with or immediately following the date he or she completes one Year of Eligibility Service, provided that he or she is then an Eligible Employee.

      (b) Accounts maintained under the Talegen Plan for former Employees of the Company shall be transferred to this Plan and the former Employees who are the beneficial owners of such Accounts shall continue in the membership of this Plan as of the Effective Date, but shall not be eligible to make After-Tax Contributions or receive allocations of Salary Deferral Contributions, Matching Contributions or other Company contributions while their employment status is other than as Employees.

2.02   MEMBERSHIP

     On or as soon as practicable after the Entry Date on which an Eligible Employee becomes a Participant (whether or not the Eligible Employee elects to start Contributions under Section 3.01 or 3.02), he or she shall provide the Company with the following in a manner prescribed by the Committee:

      (a) the designation of the percentage of Compensation, if any, he or she wishes to contribute as After-Tax Contributions under Section 3.02 or have the Company contribute as Salary Deferral Contributions if he or she makes the election described in Section 3.01, or both;

      (b) his or her authorization for the Company to make regular payroll deductions or to reduce his or her Compensation, or both;

      (c)   his or her investment election; and

      (d)   his or her Beneficiary designation.

2.03   REEMPLOYMENT OF FORMER EMPLOYEES AND FORMER PARTICIPANTS

     Any individual reemployed by the Company as an Eligible Employee, who was previously a Participant or who was previously eligible to become a Participant in this Plan at any time or in the Talegen Plan prior to the Effective Date, shall become a Participant upon complying with Section
     2.02. Any individual reemployed by the Company as an Eligible Employee, who was not previously eligible to become a Participant in this Plan at any time or in the Talegen Plan prior to the Effective Date, shall become a Participant upon completing the eligibility requirements described in
     Section 2.01 and complying with Section 2.02.

2.04   TRANSFERRED PARTICIPANTS

     A Participant who remains in the employ of the Company or an Affiliated Company but ceases to be an Eligible Employee shall continue to be a Participant of this Plan but shall not be eligible to make After-Tax Contributions or receive allocations of Salary Deferral Contributions, Matching Contributions or other Company contributions while his or her employment status is other than as an Eligible Employee.

2.05   TERMINATION OF MEMBERSHIP

     A Participant's membership shall terminate on the date he or she is no longer employed by the Company or any Affiliated Company unless the Participant is entitled to benefits under this Plan, in which event his or her membership shall terminate when those benefits are distributed to him or her or upon his or her death.

2.06   ELIGIBILITY OF EMPLOYEES OF FORMER TALEGEN AFFILIATES

     Each individual employed by the Company as an Eligible Employee who both
     (i) was hired from a company that formerly was a participating employer in the Talegen Plan, and (ii) participated in the Talegen Plan on any date prior to the sale of such company by Talegen, shall become a Participant upon complying with Section 2.02.

                                   ARTICLE 3.
                                 CONTRIBUTIONS

3.01   SALARY DEFERRAL CONTRIBUTIONS

      (a) A Participant may elect under Section 2.02, in such manner as the Committee shall prescribe, to reduce his or her Compensation payable while a Participant by at least 1 percent and not more than 12 percent (or such lower amount as determined in accordance with rules and procedures established by the Committee), in multiples of 1 percent, and have that amount contributed to this Plan by the Company as Salary Deferral Contributions. If an election of salary deferral contributions was in effect for a Participant under the Talegen Plan immediately prior to the Effective Date, such election shall be deemed to be his or her election under this Section 3.01 with respect to the first pay period ending after the Effective Date. After the Effective Date, a Participant's election of Salary Deferral Contributions shall become effective with the first payroll period beginning on or after the Entry Date on which his or her election is received by the Committee. Salary Deferral Contributions shall be further limited as provided below and in Sections 3.08,
            3.11 and 3.12. Any Salary Deferral Contributions shall be paid to the Trustee as soon as practicable.

      (b) In no event shall the Participant's Salary Deferral Contributions and similar contributions made on his or her behalf by the Company or an Affiliated Company, or by Talegen or any Affiliated Company (with respect to Talegen) in calendar 1998, to all plans, contracts or arrangements subject to the provisions of Section 401(a)(30) of the Code in any calendar year exceed $7,000, or such other amount specified under Section 402(g)(3) of the Code, as adjusted pursuant to Sections 402(g)(5) and 415(d) of the Code. If a Participant's Salary Deferral Contributions in a calendar year reach that dollar limitation, his or her election of Salary Deferral Contributions for the remainder of the calendar year will be canceled and then recharacterized as an election to make After-Tax Contributions under Section 3.02 to be matched by Matching Contributions, at the same rate as was previously in effect for his or her Salary Deferral Contributions. Each Participant affected by this paragraph (b) may elect to change or suspend the rate at which he or she makes After-Tax Contributions. As of the first pay period of the calendar year following such cancellation, the Participant's election of Salary Deferral Contributions shall again become effective in accordance with his or her previous election.

      (c) In the event that the sum of the Salary Deferral Contributions and similar contributions to any other qualified defined contribution plan maintained by the Company or an Affiliated Company, or by Talegen or any Affiliated Company (with respect to Talegen) in calendar 1998, exceeds the dollar limitation in Section 3.01(b) for any calendar year, the Participant shall be deemed to have elected a return of Salary Deferral Contributions in excess of such limit ("excess deferrals") from this Plan. The excess deferrals, together with Earnings, shall be returned to the Participant no later than the April 15th following the end of the calendar year in which the excess deferrals were made. The amount of excess deferrals to be returned for any calendar year shall be reduced by any Salary Deferral Contributions previously returned to the Participant under
            Section 3.08 for that calendar year. In the event any Salary Deferral Contributions returned under this paragraph (c) were matched by Matching Contributions under Section 3.03, those Matching Contributions, together with Earnings, shall be forfeited and used to reduce future Company contributions.

      (d) If a Participant makes tax-deferred contributions under another qualified defined contribution plan maintained by an employer other than USFIC or an Affiliated Company for any calendar year, or Talegen or any Affiliated Company (with respect to Talegen) for calendar 1998, and those contributions when added to his or her Salary Deferral Contributions exceed the dollar limitation under
            Section 3.01(b) for that calendar year, the Participant may allocate all or a portion of such excess deferrals to this Plan. In that event, such excess deferrals, together with Earnings, shall be returned to the Participant no later than the April 15th following the end of the calendar year in which such excess deferrals were made. However, this Plan shall not be required to return excess deferrals unless the Participant provides written notification under rules and procedures established by the Committee, in writing, by March 1 of that following calendar year of the amount of the excess deferrals allocated to this Plan. The amount of any such excess deferrals to be returned for any calendar year shall be reduced by any Salary Deferral Contributions previously returned to the Participant under Section 3.08 for that calendar year. In the event any Salary Deferral Contributions returned under this paragraph (d) were matched by Matching Contributions under Section 3.03, those Matching Contributions, together with Earnings, shall be forfeited and used to reduce Company contributions.

3.02   AFTER-TAX CONTRIBUTIONS

     Any Participant may make After-Tax Contributions under this Section 3.02 whether or not he or she has elected to have Salary Deferral Contributions made on his or her behalf pursuant to Section 3.01. The amount of After-Tax Contributions shall be at least 1 percent and not more than 12 percent (or such lower amount as determined under rules and procedures established by the Committee) of his or her Compensation while a Participant, in multiples of 1 percent, provided, however, that the amount of After-Tax Contributions, when combined with Salary Deferral Contributions made for the same period, shall not exceed 12 percent of the Participant's Compensation. If an election of after-tax contributions was in effect for a Participant under the Talegen Plan immediately prior to the Effective Date, such election shall be deemed to be his or her election under this Section
     3.02 with respect to the first pay period ending after the Effective Date. After the Effective Date, a Participant's election of After-Tax Contributions shall become effective with the first payroll period beginning on or after the Entry Date on which his or her election is received by the Committee. The After-Tax Contributions shall be made through payroll deductions and shall be paid to the Trustee as soon as practicable.

3.03   MATCHING CONTRIBUTIONS

      (a) REGULAR MATCHING CONTRIBUTIONS: The Company shall contribute on behalf of each Participant who elects to make Salary Deferral Contributions or After-Tax Contributions an amount equal to 50 percent of the sum of the Salary Deferral Contributions and After-Tax Contributions made on behalf of or by the Participant to this Plan during each payroll period; provided, however, that, in the event that the sum of an individual's Salary Deferral Contributions and After-Tax Contributions are in excess of 6 percent of the Compensation earned by the Individual during the payroll period while the individual was a Participant, then any such excess shall be disregarded in determining the amount of the Matching Contributions to be made for that individual for that payroll period.

      (b) ADDITIONAL MATCHING CONTRIBUTIONS: In addition to Regular Matching Contributions, the Company may contribute an additional amount for a Plan Year, on behalf of each Participant who is its Eligible Employee on the last day of the Plan Year, an Additional Matching Contribution in such amount (if any) as is determined by the Company (in its sole discretion).

      (c) FORFEITURES AND ALLOCATIONS: Matching Contributions are made expressly conditional on this Plan's satisfying the provisions of Sections 3.01, 3.08, 3.09 and 3.10. If any portion of the Salary Deferral Contribution or After-Tax Contribution to which the Matching Contribution relates is returned to the Participant under Sections 3.01, 3.08, 3.09 or 3.10, the corresponding Matching Contribution shall be forfeited, and if any amount of the Matching Contribution is deemed an excess aggregate contribution under
            Section 3.09, such amount shall be forfeited in accordance with the provisions of that Section. All Matching Contributions shall be allocated to the Company Accounts of the Participants for whom such contributions are made as of the earlier of (i) the date on which each such contribution is paid to the Trustee, or (ii) the last day of the Plan Year for which such contribution is computed and made; provided, however, that all Matching Contributions shall be paid to the Trustee as soon as practicable (but not more than 12 months) following the end of the Plan Year for which such contributions are computed and made.

3.04   BASIC CONTRIBUTIONS

      (a) REGULAR BASIC CONTRIBUTIONS: The Company shall make a contribution to this Plan as of the end of each Plan Year as follows:

          (i) For the Plan Years ending December 31, 1998, and December 31, 1999, with respect to individuals who become Participants on or before April 1, 1999, such contribution shall equal 3 percent of each such individual's Compensation for the Plan Year while the individual was a Participant, provided that such individual either (A) is an Eligible Employee on the last day of such Plan Year, or (B) separated from service with the Company and all Affiliated Companies due to Retirement, death or Disability during such Plan Year.

          (ii) For the Plan Year ending December 31, 1999, with respect to individuals who become Participants after April 1, 1999, and for each Plan Year commencing after December 31, 1999, with respect to all Participants, such contribution shall equal 3 percent of each such individual's Compensation for the Plan Year while the individual was an Eligible Employee, provided that such individual either (A) is an Eligible Employee on the last day of such Plan Year, or (B) separated from service with the Company and all Affiliated Companies due to Retirement, death or Disability during such Plan Year.

      (b) ADDITIONAL BASIC CONTRIBUTIONS: In addition to Regular Basic Contributions, USFIC may direct each Company to contribute an additional amount for a Plan Year, on behalf of all Participants who are eligible to receive an allocation of the Regular Basic Contribution for the Plan Year, as an Additional Basic Contribution in such amount (if any) as is determined by USFIC (in its sole discretion). Such Additional Basic Contribution shall be allocated to eligible Participants in proportion to the Regular Basic Contribution made on behalf of each such eligible Participant for such Plan Year.

      (c) BASIC CONTRIBUTIONS DATE: Basic Contributions shall be contributed as soon as practicable following the end of the Plan Year to which they relate.

      (d) TALEGEN PLAN: In computing the amount of its Basic Contribution for the Plan Year ending December 31, 1998, each Company shall take into account the Compensation each eligible Participant earned while a Participant in this Plan and the Talegen Plan in calendar year 1998.

3.05   ROLLOVER CONTRIBUTIONS

     In accordance with rules and procedures established by the Committee and without regard to any limitations on contributions set forth in this
     Article 3, this Plan may receive or refuse to receive from a Participant, or an Eligible Employee who has not yet met the eligibility requirements to become a Participant, in cash, any amount of $100 or more previously received (or deemed to be received) by him or her from another qualified plan. This Plan may receive such amount either directly from the Participant or Eligible Employee or from a qualified plan in the form of a direct rollover. Notwithstanding the foregoing, this Plan shall not accept any amount unless such amount is eligible to be rolled over to a qualified trust in accordance with applicable law and the Participant or Eligible Employee provides satisfactory evidence under rules and procedures as established by the Committee that such amount qualifies for rollover treatment. Unless received by this Plan in the form of a direct rollover from another qualified plan, the Rollover Contribution must be paid to the Trustee on or before the 60th day after the day it was received by the Participant.

3.06   CHANGE IN CONTRIBUTIONS

     The percentages of Compensation designated by a Participant under Sections
     3.01 and 3.02 shall automatically apply to increases and decreases in his or her Compensation. A participant may change his or her election under Sections 3.01 and 3.02 once every month by giving such prior notice in such manner as the Committee shall prescribe. The changed percentage shall become effective as of the first day of the first payroll period of the month beginning after the expiration of the notice period.

3.07   SUSPENSION OF CONTRIBUTIONS

      (a)   A Participant may suspend his or her contributions under Section
            3.02 and/or revoke his or her election under Section 3.01 once every month by giving prior notice in such manner as the Committee shall prescribe. The suspension or revocation shall become effective as of the first day of the first payroll period of the month beginning after the expiration of the notice period.

      (b)   A Participant who has suspended his or her contributions under
            Section 3.02 may elect to have them resumed in accordance with
            Section 3.02 as of the first day of the first payroll period of the month next following prior notice of that intent. A Participant who has revoked his or her election under Section 3.01 may apply under rules and procedures established by the Committee to resume having his or her Compensation reduced in accordance with Section 3.01 as of the first day of the first payroll period of the month next following the Committee's receipt of prior notice of that intent in such manner as it shall prescribe.

3.08   ACTUAL DEFERRAL PERCENTAGE TEST

     The Actual Deferral Percentage for any Plan Year (an "ADP testing year") of all Eligible Employees who are Participants or eligible to become Participants, and who are Highly Compensated Employees, in such ADP testing year ("HCE Participants") shall not exceed the Actual Deferral Percentage for the prior Plan Year of all Eligible Employees in such prior Plan Year who were Participants or eligible to become Participants, and who were not Highly Compensated Employees, in such prior Plan Year ("Non-HCE Participants") multiplied by 1.25.

     If the Actual Deferral Percentage for any ADP testing year of all Eligible Employees who are HCE Participants in such ADP testing year does not meet the foregoing test, the Actual Deferral Percentage for such ADP testing year of all Eligible Employees who are HCE Participants in such ADP testing year may not exceed the Actual Deferral Percentage for the prior Plan Year of all Eligible Employees in such prior Plan Year who were Non-HCE Participants in such prior Plan Year by more than two percentage points, and the Actual Deferral Percentage for such ADP testing year of all Eligible Employees who are HCE Participants in such ADP testing year may not be more than 2.0 times the Actual Deferral Percentage for the prior Plan Year of all Eligible Employees in such prior Plan Year who were Non-HCE Participants in such prior Plan Year (or such lesser amount as shall be determined under rules and procedures established by the Committee to satisfy the provisions of Section 3.10) (the "ADP Maximum").

     The Committee may establish rules and procedures limiting the Salary Deferral Contributions which may be made on behalf of some or all HCE Participants so that the limitation under this Section 3.08 is satisfied. If, under such rules and procedures, the limitation under this Section 3.08 has been exceeded in any Plan Year, the following provisions shall apply:

      (a) The amount of any excess contributions (within the meaning of Section 401(k)(8)(B) of the Code) contributed on behalf of any HCE Participant, together with any Earnings thereon, shall be distributed to the HCE Participant in accordance with Section 3.08(b). The amount of excess contributions for an HCE Participant shall be determined in the following manner:

          (i) With respect to each HCE Participant whose actual deferral ratio exceeds the ADP Maximum, the Committee shall calculate an excess contribution amount by calculating the excess of (A) his or her Salary Deferral Contributions, over (B) the product of the ADP Maximum times his or her Statutory Compensation. The aggregate of the excess contribution amounts for all such HCE Participants shall be the total excess contribution amount to be distributed pursuant to this Section 3.08.

          (ii) The Salary Deferral Contributions of the HCE Participant with the highest dollar amount of Salary Deferral Contributions taken into account in calculating the Actual Deferral Percentage for the year in which the excess contributions arose shall be reduced to the extent necessary to cause the dollar amount of his or her Salary Deferral Contributions to equal the dollar amount of Salary Deferral Contributions of the HCE Participant with the next highest dollar amount of Salary Deferral Contributions. This process shall be repeated until the total dollar amount of such Salary Deferral Contribution reductions equals the total excess contributions calculated pursuant to paragraph (a)(i) above.

          (iii) The amount of excess contributions to be distributed to an HCE Participant pursuant to this Section 3.08 shall be equal to the amount which his or her actual Salary Deferral Contributions is reduced under paragraph (a)(ii) above.

      (b) Salary Deferral Contributions subject to reduction under this Section, together with Earnings thereon ("excess contributions"), shall be paid to the Participants before the close of the Plan Year following the Plan Year in which the excess contributions were made and, to the extent practicable, within 2 1/2 months after the close of the Plan Year in which the excess contributions were made. However, any excess contributions for any Plan Year shall be reduced by any Salary Deferral Contributions previously returned to the Participant under Section 3.01 for that Plan Year. In the event any Salary Deferral Contributions returned under this Section 3.08 were matched by Matching Contributions, such corresponding Matching Contributions, with Earnings thereon, shall be forfeited and used to reduce Company contributions. The Participant may elect, in lieu of a return of the excess contributions, to have this Plan treat all or a portion of the excess contributions to this Plan as After-Tax Contributions for the Plan Year in which the excess contributions were made, subject to the limitations of Section 3.02. Recharacterized excess contributions shall be considered After-Tax Contributions made in the Plan Year to which the excess contributions relate for purposes of Section 3.09, but shall be subject to the withdrawal provisions applicable to Salary Deferral Contributions under Article 7. The Participant's election to recharacterize Salary Deferral Contributions shall be made within 2 1/2 months after the close of the Plan Year in which the excess contributions were made, or within such shorter period as the Committee may prescribe. In the absence of a timely election by the Participant, the excess contributions shall be returned as provided in this paragraph (b).

3.09   CONTRIBUTION PERCENTAGE TEST

     The Contribution Percentage for any Plan Year (an "ACP testing year") of all Eligible Employees who are HCE Participants in such ACP testing year shall not exceed the Contribution Percentage for the prior Plan Year of all Eligible Employees in such prior Plan Year who were Non-HCE Participants in such prior Plan Year multiplied by 1.25.

     If the Contribution Percentage for any of all Eligible Employees who are HCE Participants in such ACP testing year does not meet the foregoing test, the Contribution Percentage for such ACP testing year of all Eligible Employees who are HCE Participants in such ACP testing year may not exceed the Contribution Percentage for the prior Plan Year of all Eligible Employees in such prior Plan Year who were Non-HCE Participants in such prior Plan Year by more than two percentage points, and the Contribution Percentage for such ACP testing year of all Eligible Employees who are HCE Participants in such ACP testing year may not be more than 2.0 times the Contribution Percentage for the prior Plan Year of all Eligible Employees in such prior Plan Year who were Non-HCE Participants in such prior Plan Year (or such lesser amount as may be determined under rules and procedures established by the Committee to satisfy the provisions of Section 3.10).

     The Committee may establish rules and procedures limiting the After-Tax Contributions which may be made by some or all HCE Participants so that the limitation under this Section 3.09 is satisfied. If, under such rules and procedures, the limitation under this Section 3.09 has been exceeded in any Plan Year, the following provisions shall apply:

      (a) The amount of any excess aggregate contributions (within the meaning of Section 401(m)(6)(B) of the Code) contributed on behalf of any HCE Participant, together with any Earnings thereon, shall be distributed to the HCE Participant in accordance with Sections 3.09(b) and (c). The amount of excess aggregate contributions for an HCE Participant and the Earnings thereon shall be determined in the manner provided in Section 3.08, with respect to excess contributions.

      (b) Any After-Tax Contributions and Matching Contributions subject to reduction under this Section, together with earnings thereon ("excess aggregate contributions"), shall be reduced and allocated in the following order:

          (i) unmatched After-Tax Contributions, to the extent of the excess aggregate contributions, together with Earnings, shall be paid to the Participant; and then, if necessary,

          (ii) so much of the matched After-Tax Contributions and corresponding Matching Contributions, together with Earnings, as shall be necessary to meet the test shall be reduced, with the After-Tax Contributions, together with Earnings, being paid to the Participant and the Matching Contributions, together with Earnings, being forfeited and applied to reduce Company contributions; and then, if necessary,

          (iii) so much of the Matching Contributions, together with Earnings, as shall be necessary to equal the balance of the excess aggregate contributions shall be reduced, with the vested Matching Contributions being paid to the Participant and the Matching Contributions which are forfeitable under this Plan being forfeited and applied to reduce Company contributions.

      (c) Any repayment or forfeiture of excess aggregate contributions shall be made before the close of the Plan Year following the Plan Year for which the excess aggregate contributions were made and, to the extent practicable, any repayment or forfeiture shall be made within 2 1/2 months after the close of the Plan Year in which the excess aggregate contributions were made.

3.10   AGGREGATE CONTRIBUTION LIMITATION

     Notwithstanding the provisions of Sections 3.08 and 3.09, in no event shall the sum of the Actual Deferral Percentage of the group of HCE Participants and the Contribution Percentage of such group, after applying the provisions of Sections 3.08 and 3.09, exceed the "aggregate limit" as provided in Section 401(m)(9) of the Code and the regulations issued thereunder. In the event the aggregate limit is exceeded for any Plan Year, the Contribution Percentages of the HCE Participants shall be reduced to the extent necessary to satisfy the aggregate limit in accordance with the procedure set forth in Section 3.09.

3.11   ADDITIONAL DISCRIMINATION TESTING PROVISIONS

      (a) If any Highly Compensated Employee is a member of another qualified plan of the Company or an Affiliated Company, other than an employee stock ownership plan described in Section 4975(e)(7) of the Code or any other qualified plan which must be mandatorily disaggregated under Section 410(b) of the Code, under which salary deferral contributions or matching contributions are made on behalf of the Highly Compensated Employee or under which the Highly Compensated Employee makes after-tax contributions, the Committee shall establish rules and procedures, which shall be uniformly applicable to all employees similarly situated, to take into account all such contributions for the Highly Compensated Employee under all such plans in applying the limitations of Sections 3.08, 3.09 and 3.10. If any other such qualified plan has a plan year other than the Plan Year defined in Section 1.31, the contributions to be taken into account in applying the limitations of Sections 3.08, 3.09 and 3.10 will be those made in the Plan Years ending with or within the same calendar year.

      (b) If this Plan is aggregated with one or more other plans to satisfy the requirements of Sections 401(a)(4) and 410(b) of the Code (other than for purposes of the average benefit percentage test) or if one or more other plans is aggregated with this Plan to satisfy the requirements of such sections of the Code, then the provisions of Sections 3.08, 3.09 and 3.10 shall be applied by determining the Actual Deferral Percentage and Contribution Percentage of employees as if all such plans were a single plan. If the Plan is permissively aggregated with any other plan or plans for purposes of satisfying the provisions of Section 401(k)(3) of the Code, the aggregated plans must also satisfy the provisions of Sections 401(a)(4) and 410(b) of the Code as if they were a single plan. However, plans may be aggregated under this paragraph (b) only if they have the same plan year.

      (c) If this Plan is disaggregated for purposes of satisfying the provisions of Sections 401(a)(4) and 410(b) of the Code, this Plan shall satisfy such provisions as if the portion of this Plan that is disaggregated were a separate plan.

      (d) Under rules and procedures established by the Committee, Salary Deferral Contributions may be used to satisfy the tests described in Sections 3.09 and 3.10, provided that the test described in Section
            3.08 is met prior to such election, and continues to be met following the election to shift the application of those Salary Deferral Contributions from Section 3.08 to Section 3.09.

      (e) Under rules and procedures established by the Committee, Basic Contributions made under Section 3.04(a) may be used as special "qualified nonelective contributions" to satisfy the tests described in Sections 3.08, 3.09 and 3.10, where necessary.

3.12   MAXIMUM ANNUAL ADDITIONS

      (a) The annual addition to a Participant's Accounts for any Plan Year, which shall be considered the "limitation year" for purposes of
            Section 415 of the Code, when added to the Participant's annual addition for that Plan Year under any other qualified defined contribution plan of the Company or an Affiliated Company, shall not exceed an amount which is equal to the lesser of (i) 25 percent of his or her aggregate remuneration for that Plan Year, or (ii) $30,000 (as adjusted pursuant to Section 415(d) of the Code).

      (b) For purposes of this Section, the "annual addition" to a Participant's Accounts under this Plan or any other qualified defined contribution plan maintained by the Company or an Affiliated Company shall be the sum of:

          (i) the total contributions, including Salary Deferral Contributions, made on the Participant's behalf by the Company and all Affiliated Companies,

          (ii) all Participant contributions, exclusive of any Rollover Contributions, and

          (iii)  forfeitures, if applicable,

         that have been allocated to the Participant's Accounts under this Plan or his or her accounts under any other such qualified defined contribution plan. For purposes of this paragraph (b), any Salary Deferral Contributions distributed under Section 3.08 and any Matching Contributions or After-Tax Contributions distributed or forfeited under the provisions of Sections 3.01, 3.08, 3.09 or 3.10 shall be included in the annual addition for the year allocated.

      (c) For purposes of this Section, the term "remuneration" with respect to any Participant shall mean the wages, salaries and other amounts paid in respect of that Participant by the Company or an Affiliated Company, or by Talegen or any Affiliated Company (with respect to Talegen) in calendar 1998, for personal services actually rendered, determined before any reduction of Compensation pursuant to Section
            3.01 or pursuant to a cafeteria plan as described in Section 125 of the Code, including (but not limited to) bonuses, overtime payments and commissions, but excluding deferred compensation, stock options and other distributions which receive special tax benefits under the Code.

      (d) If the annual addition to a Participant's Accounts for any Plan Year, prior to the application of the limitation set forth in paragraph (a) above, exceeds that limitation due to a reasonable error in estimating a Participant's annual compensation or in determining the amount of Salary Deferral Contributions that may be made with respect to a Participant under Section 415 of the Code, or as the result of the allocation of forfeitures, the amount of contributions credited to the Participant's Accounts in that Plan Year shall be adjusted to the extent necessary to satisfy that limitation in accordance with the following order of priority:

          (i)   The Participant's unmatched After-Tax Contributions under
                Section 3.02 shall be reduced to the extent necessary. The amount of the reduction shall be returned to the Participant, together with any earnings on the contributions to be returned.

          (ii)   The Participant's unmatched Salary Deferral Contributions under
                 Section 3.01 shall be reduced to the extent necessary. The amount of the reduction shall be returned to the Participant, together with any earnings on the contributions to be returned.

          (iii) The Participant's matched After-Tax Contributions and corresponding Matching Contributions shall be reduced to the extent necessary. The amount of the reduction attributable to the Participant's matched After-Tax Contributions shall be returned to the Participant, together with any earnings on those contributions to be returned, and the amount attributable to the Matching Contributions shall be forfeited and used to reduce subsequent contributions payable by the Company.

          (iv) The Participant's matched Salary Deferral Contributions and corresponding Matching Contributions shall be reduced to the extent necessary. The amount of the reduction attributable to the Participant's matched Salary Deferral Contributions shall be returned to the Participant, together with any earnings on those contributions to be returned, and the amount attributable to the Matching Contributions shall be forfeited and used to reduce subsequent contributions payable by the Company.

         Any Salary Deferral Contributions returned to a Participant under this paragraph (d) shall be disregarded in applying the dollar limitation on Salary Deferral Contributions under Sec-tion 3.01(b), and in performing the Actual Deferral Percentage Test under Section 3.08. Any After-Tax Contributions returned under this paragraph (d) shall be disregarded in performing the Contribution Percentage Test under Section 3.09.

     (e) Effective until January 1, 2000, if any Participant participates in this Plan and participates or has participated in any defined benefit plan sponsored by the Company or an Affiliated Company, the sum of his or her defined benefit plan fraction (as defined in Section 415(e)(2) of the Code) and his or her defined contribution fraction (as defined in Section 415(e)(3) of the Code) shall not exceed 1.0. In any limitation year in which the Participant would exceed the foregoing 1.0 limitation, such limitation shall be met for such year by first reducing the annual addition to this Plan.

3.13   RETURN OF CONTRIBUTIONS

      (a) If all or part of the Company's deductions for contributions to this Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Company without interest but reduced by any investment loss attributable to those contributions, provided that the contribution is returned within one year after the disallowance of deduction. For this purpose, all contributions made by the Company are expressly declared to be conditioned upon their deductibility under Section 404 of the Code.

      (b) The Company may recover, without interest, the amount of its contributions to this Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

      (c)   In the event that Salary Deferral Contributions made under Section
            3.01 are returned to the Company in accordance with the provisions of this Section 3.13, the elections to reduce Compensation, which were made by Participants on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which those contributions were made. The Salary Deferral Contributions so returned shall be distributed in cash to those Participants for whom those contributions were made; provided, however, that if the contributions are returned under the provisions of paragraph (a) above, the amount of Salary Deferral Contributions to be distributed to Participants shall be adjusted to reflect any investment gains or losses attributable to those contributions.

3.14   CERTAIN CONTRIBUTIONS NOT CONTINGENT UPON PROFITS

     The Company may make Contributions to this Plan without regard to the existence or the amount of Profits. Notwithstanding the foregoing, however, this Plan is designed to qualify as a "profit-sharing plan" for all purposes of the Code.

                                   ARTICLE 4.
                          INVESTMENT OF CONTRIBUTIONS

4.01   INVESTMENT FUNDS

      (a) Contributions to this Plan shall be invested in one or more Investment Funds, as authorized by the Finance Committee, which from time to rime may include money market, fixed income, equity, insurance contract and employer stock funds or any other funds. At least three of the Investment Funds shall be diversified, have materially different risk and return characteristics, and otherwise be designed to comprise a broad range of investment alternatives as described under Section 404(c) of ERISA.

      (b) The Trustee may keep such amounts of cash as it, in its sole discretion, shall deem necessary or advisable as part of the Funds, all within the limitations specified in the trust agreement.

      (c) Dividends, interest, and other distributions received on the assets held by the Trustee in respect to each of the above Funds shall be reinvested in the respective Fund.

      (d) This Plan may acquire, hold, and dispose of any "qualifying employer security" within the meaning of Section 407(d)(5) of ERISA, subject to and in accordance with all applicable requirements of ERISA and the Code and regulations promulgated thereunder. For purposes of ERISA Section 404(c) and U.S. Department of Labor regulations promulgated thereunder as set forth in 29 CFR sec. 2550.404c-1(d)(2)(ii)(E)(4)(viii) and (ix), the Committee shall be responsible for ensuring that the procedures required under 29 CFR sec. 2550.404c-1(d)(2)(ii)(E)(4)(vii) are sufficient to safeguard the confidentiality of information described in such regulation, such procedures are being followed, and the independent fiduciary required by 29 CFR sec. 2550.404c-1(d)(2)(ii)(E)(4)(ix) is appointed.

      (e) The Finance Committee may from time to time establish such rules governing the investment of amounts in Investment Funds (including but not limited to any restrictions on the specific Investment Funds permitted under this Plan or on the amount of new contributions by Participants to, or the transfer by Participants of amounts in their Accounts among, any particular Investment Funds) as it determines are necessary or appropriate.

4.02   INVESTMENT OF PARTICIPANTS' ACCOUNTS

     Each Participant shall make an investment election investing his or her Accounts in multiples of 1 percent in one or more than one of the available Investment Funds.

4.03   RESPONSIBILITY FOR INVESTMENTS

     Each Participant is solely responsible for the selection of his or her investment options. The Trustee, the Committee, the Company, and the officers, supervisors and other employees of the Company are not empowered to advise a Participant as to the manner in which his or her Accounts shall be invested. The fact that an Investment Fund is available to Participants for investment under this Plan shall not be construed as a recommendation for investment in that Investment Fund.

4.04   CHANGE OF ELECTION

     A Participant may change his or her investment election under Section 4.02 daily by giving prior notice in such manner as the Committee shall prescribe. The changed investment election shall become effective after the expiration of the notice period, and shall be effective only with respect to subsequent contributions.

4.05   REALLOCATION OF ACCOUNTS AMONG THE FUNDS

     A Participant may elect to reallocate his or her Accounts among the Investment Funds, in multiples of 1 percent, by giving prior notice in such manner as the Committee shall prescribe. The reallocation shall be effective after the expiration of the notice period.

4.06   LIMITATIONS IMPOSED BY CONTRACT

     Notwithstanding anything in this Article 4 to the contrary, any contributions invested in a guaranteed investment contract shall be subject to any limitations placed on the exercise of any rights otherwise granted to a Participant under any other provisions of this Article 4 with respect to such contributions.

                                   ARTICLE 5.
                           VALUATION OF THE ACCOUNTS

5.01   VALUATION OF THE INVESTMENT FUNDS

     The Trustee shall value the Investment Funds at least monthly. On each Valuation Date there shall be allocated to the Accounts of each Participant his or her proportionate share of the increase or decrease in the fair market value of his or her Accounts in each of the Funds. Whenever an event requires a determination of the value of the Participant's Accounts, the value shall be computed as of the Valuation Date coincident with or immediately following the date of determination, subject to the provisions of Section 5.02.

5.02   RIGHT TO CHANGE PROCEDURES

     The Committee reserves the right to change from time to time the procedures used in calculating the Accounts or crediting (or debiting) the Accounts if it is determined under rules and procedures established by the Committee and upon the advice of counsel and/or the current record keeper, that such an action is justified in that it results in a more accurate reflection of the fair market value of assets. In the event of a conflict between the provisions of this Article 5 and such new administrative procedures, those new administrative procedures shall prevail.

5.03   STATEMENT OF ACCOUNTS

     At least once each calendar quarter, each Participant shall be furnished with a statement setting forth the value of his or her Accounts and the Vested Portion of his or her Accounts.

                                   ARTICLE 6.
                           VESTED PORTION OF ACCOUNTS

6.01   AFTER-TAX ACCOUNT, PRE-TAX ACCOUNT, AND ROLLOVER ACCOUNT

     Each Participant shall at all times be 100 percent vested in, and have a nonforfeitable right to, his or her After-Tax Account, his or her Pre-Tax Account and his or her Rollover Account.

6.02   COMPANY ACCOUNT

      (a) A Participant who was employed by the Company or an Affiliated Company prior to July 1, 1993, shall be 100 percent vested in, and have a nonforfeitable right to, his or her Company Account. An individual who was both an Eligible Employee of the Company or an Affiliated Company and a Participant at any time during the period beginning on April 1, 1997, and ending on August 13, 1998 (including an Eligible Employee who became a Participant on August 13, 1998), shall be 100 percent vested in, and have a nonforfeitable right to, his or her Company Account. An individual Eligible Employee who (1) was employed by the Company or an Affiliated Company on or after July 1, 1993, and (2) was an Eligible Employee of the Company or an Affiliated Company but was not a Participant on August 13, 1998, shall be 100 percent vested in, and have a nonforfeitable right to, his or her Company Account when such Eligible Employee becomes a Participant in accordance with Section 2.01. Except as set forth in paragraph (c) below, any other individual who becomes a Participant after August 13, 1998, shall be vested in and have a nonforfeitable right to, his or her Company Account in accordance with the following:

          (i) The Participant shall be 100 percent vested in, and have a nonforfeitable and immediate right to, the portion of his or her Company Account attributable to Company contributions made under
                Section 3.04.

          (ii) The Participant shall be vested in, and have a nonforfeitable right to, the portion of his or her Company Account attributable to Matching Contributions made under Section 3.03 based on the following vesting schedule:

                                                                VESTED
YEARS OF VESTING SERVICE                                      PERCENTAGE
------------------------                                      ----------
Less than one...............................................       0%
One but less than two.......................................      20%
Two but less than three.....................................      40%
Three but less than four....................................      60%
Four but less than five.....................................      80%
Five or more................................................     100%

      (b) Notwithstanding the foregoing, a Participant shall be 100 percent vested in, and have a nonforfeitable right to, his or her Accounts upon death, Disability, Retirement, or the attainment of his or her 65th birthday.

      (c) Each individual employed by the Company as an Eligible Employee who became a Participant under Section 2.06 shall be 100 percent vested in, and have a nonforfeitable right to, his or her Company Account.

6.03   DISPOSITION OF FORFEITURES

      (a) Upon termination of employment of a Participant who was not fully vested in his or her Company Account, the nonvested portion of his or her Company Account shall not be forfeited until the Participant has a period of Break in Service of five years or receives a distribution of the Vested Portion of his or her Accounts, if earlier. If the former Participant is not reemployed by the Company or an Affiliated Company before he or she has a period of Break in Service of five years or receives such a distribution, the nonvested portion of his or her Company Account shall be forfeited. Any amounts forfeited pursuant to this paragraph (a) shall be applied to reduce Company contributions. If the amount of the Vested Portion of a Participant's Company Account at the time of his or her termination of employment is zero, the Participant shall be deemed to have received a distribution of such zero vested benefit.

      (b) If an amount of a Participant's Company Account has been forfeited in accordance with paragraph (a) above, that amount shall be subsequently restored to the Participant's Company Account, provided that (i) he or she is reemployed by the Company or an Affiliated Company before he or she has a period of Break in Service of five years and (ii) he or she repays to this Plan during his or her period of reemployment and within five years of his or her date of reemployment an amount in cash equal to the full amount distributed to him or her from this Plan on account of his or her termination of employment, other than the amounts attributable to unmatched After-Tax Contributions made under Section 3.02 and Rollover Contributions made under Section 3.05; provided, however,that he or she may elect to repay to this Plan all or part of those amounts as well. Repayment shall be made in one lump sum.

      (c) In the event that any amounts to be restored by the Company to a Participant's Company Account have been forfeited under paragraph
            (a) above, those amounts shall be taken first from any forfeitures which have not as yet been applied against Company contributions, and if any amounts remain to be restored, the Company shall make a special Company contribution equal to those amounts.

      (d) A repayment shall be invested in the available Investment Funds as the Participant elects at the time of repayment.

6.04   VESTING AFTER ACCOUNT RESTORATION

     If a reemployed Participant received a distribution from his or her Company Account as the result of a prior termination of his or her employment, any amount that is restored pursuant to Section 6.03 shall be credited to a separate subaccount for the Member (a "Restored Account"). The vested percentage of a Participant's interest in his or her Restored Account after reemployment shall not be less than the amount computed as follows:

                    Vested percentage = (C - D) / (100% - D)

     For purposes of applying this formula at any time, "C" is the Participant's current vested percentage under Section 6.02(a)(ii), and "D" is his or her vested percentage under Section 6.02(a)(ii) as of the date the prior distribution was made, unless the Participant received less than the entire vested balance credited to the portion of his or her Company Account attributable to Regular Matching Contributions made under Section 3.03(a), in which case "D" is the percentage of such portion of that Account that was previously distributed.

6.05   VESTING SCHEDULE AMENDMENT

     If the vested percentage of any Participant who is credited with at least three years of Service would be reduced as the result of an amendment to
     Section 6.02(a), then each such Participant may elect, within a reasonable time after the amendment is adopted, to have his or her vested percentage determined under this Plan without regard to the amendment. The period during which the election may be made shall begin on the date the amendment is adopted and shall end on the later of (a) 60 days after such date, (b) 60 days after the amendment becomes effective, or (c) 60 days after written notice of the amendment is issued to the Participant.

                                   ARTICLE 7.
                        WITHDRAWALS WHILE STILL EMPLOYED

7.01   WITHDRAWAL OF AFTER-TAX CONTRIBUTIONS

     Participant may, subject to Section 7.06, elect to withdraw all or part of his or her After-Tax Account, excluding matched After-Tax Contributions made to this Plan within the 24-month period preceding the date of the withdrawal; provided, however, that, in the event a Participant contributed more than 6 percent of Compensation under Sections 3.01 and 3.02 for a payroll period, then for purposes of the 24-month restriction, the Participant's Salary Deferral Contributions under Section 3.01 shall be deemed to have been matched first.

7.02   WITHDRAWAL OF ROLLOVER CONTRIBUTIONS

     A Participant may, subject to Section 7.06, elect to withdraw all or part of his or her Rollover Account attributable to Rollover Contributions.

7.03   WITHDRAWAL OF COMPANY CONTRIBUTIONS

      (a) A Participant who has withdrawn the total amount available for withdrawal under Section 7.01 may, subject to Section 7.06, elect to withdraw all or part of the Vested Portion of his or her Company Account attributable to (i) contributions made before July 1, 1993 and (ii) Matching Contributions made pursuant to Section 3.03 on or after June 30, 1993 which have been credited to his or her Company Account for at least 24 months.

      (b) Notwithstanding the foregoing, a Participant may not elect to withdraw any portion of his or her Company Account attributable to Company contributions made under Section 3.04.

7.04   WITHDRAWAL AFTER AGE 59 1/2

     A Participant who has withdrawn the total amount available for withdrawal under Section 7.01 and who shall have attained age 59 1/2 as of the effective date of any withdrawal pursuant to this Section may, subject to
     Section 7.06, elect to withdraw all or part of his or her Pre-Tax, After-Tax and Rollover Accounts, and all or part of the Vested Portion of his or her Company Account.

7.05   HARDSHIP WITHDRAWAL

      (a) A Participant who has withdrawn the total amount available for withdrawal under the preceding Sections of this Article 7 may, subject to Section 7.06, elect to withdraw all or part of the Salary Deferral Contributions made on his or her behalf to his or her Pre-Tax Account, and earnings credited on that Account prior to January 1, 1989, upon furnishing proof of Hardship satisfactory under rules and procedures established by the Committee. Notwithstanding the foregoing, a Participant who has already taken a withdrawal under Sections 7.01 through 7.04 in a given six-month period shall, for the purposes of this Section 7.05, be permitted to withdraw the remaining amount available under Sections 7.01 through
            7.04 prior to withdrawing amounts from his or her Pre-Tax Account.

      (b) A Participant shall be considered to have incurred a "Hardship" if, and only if, he or she meets the requirements of paragraphs (c) and
            (d) below.

      (c) As a condition for Hardship, there must exist with respect to the Participant an immediate and heavy need to draw upon his or her Pre-Tax Account. The existence of such immediate and heavy need shall be presumed if the requested withdrawal is on account of any of the following:

          (i) expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, his or her spouse or any of his or her dependents (as defined in Section 152 of the Code) or necessary for those individuals to obtain such medical care;

          (ii) costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);

          (iii) payment of tuition and related educational fees for the next 12 months of postsecondary education of the Participant, his or her spouse or dependents;

          (iv) payment of amounts necessary to prevent eviction of the Participant from his or her principal residence or to avoid foreclosure on the mortgage of his or her principal residence; or

          (v) the inability of the Participant to meet such other expenses, debts or other obligations recognized by the Internal Revenue Service as giving rise to immediate and heavy financial need for purposes of Section 401(k) of the Code.

         The amount of withdrawal may not be in excess of the amount of the immediate and heavy financial need of the Participant, including any amounts necessary to pay any federal, state or local income taxes and any amounts necessary to pay any penalties reasonably anticipated to result from the distribution. The relevant facts and circumstances shall be evaluated in a nondiscriminatory fashion and Participants who are similarly situated shall be treated uniformly in accordance with rules and procedures established by the Committee. The Participant shall furnish such supporting documents as are requested in accordance with uniform and nondiscriminatory rules prescribed by the Committee.

      (d) As a condition for Hardship, the Participant must demonstrate that the requested withdrawal is necessary to satisfy the financial need described in paragraph (c) above. To demonstrate such necessity, the Participant who requests a hardship withdrawal to satisfy a financial need described in paragraph (c) above must request, under such rules and procedures as the Committee may prescribe, that the determination of the necessity for the withdrawal be made solely on the basis of his or her application, provided that all of the following requirements are met:

          (i) the Participant has obtained all distributions, other than distributions available only on account of hardship, and all nontaxable loans currently available under all plans of the Company and Affiliated Companies;

          (ii) the Participant is prohibited from making Salary Deferral Contributions and After-Tax Contributions to this Plan and all other plans of the Company and Affiliated Companies under the terms of such plans or by means of an otherwise legally enforceable agreement for at least 12 months after receipt of the distribution; provided, however, that the phrase "all other plans of the Company and Affiliated Companies" shall include stock option plans, stock purchase plans, qualified and nonqualified deferred compensation plans and such other plans as may be designated under regulations issued under Section 401(k) of the Code, but shall not include health and welfare benefit plans or the mandatory employee contribution portion of a defined benefit plan; and

          (iii) the limitation described in Section 3.01(b) under all plans of the Company and Affiliated Companies for the calendar year following the year in which the withdrawal is made must be reduced by the Participant's elective deferral made in the calendar year of the distribution for Hardship.

7.06   PROCEDURES AND RESTRICTIONS

     To make a withdrawal, a Participant shall give such prior notice as the Committee shall prescribe. A withdrawal shall be made as of the Valuation Date next following the expiration of the notice period. The minimum withdrawal under Sections 7.01 through 7.04 shall be $300, and the minimum withdrawal under Section 7.05 shall be $500. A Hardship withdrawal request under Section 7.05 may be made at any time, but no more than one withdrawal under Sections 7.01 through 7.04 can be made in any six-month period. If a loan and a hardship withdrawal are processed as of the Valuation Date, the amount available for the hardship withdrawal will equal the Vested Portion of the Participant's Accounts on such Valuation Date reduced by the amount of the loan. The amount of the withdrawal shall be allocated pro rata among all of the Participant's Investment Funds in the same proportion as the amount in each respective Investment Fund bears to the aggregate amount in all Investment Funds. Subject to the provisions of Section 9.08, all payments to Participants under this Article shall be made in cash as soon as practicable. In the event a married Participant has elected an annuity under Section 9.02(a)(ii) at the time the withdrawal is to be made, the withdrawal election shall not be effective unless Spousal Consent to the election is obtained.

                                   ARTICLE 8.
                             LOANS TO PARTICIPANTS

8.01   AMOUNT AVAILABLE

      (a) A Participant who is employed by the Company or an Affiliated Company may borrow, on written application and on approval under such uniform rules and procedures as the Committee shall establish, an amount which, when added to the outstanding balance of any other loans to the Participant from this Plan (including any outstanding defaulted loans, plus interest thereon), does not exceed the lesser of:

          (i)   50 percent of the Vested Portion of his or her Accounts, or

          (ii) $50,000 reduced by the excess, if any, of (A) the highest outstanding balance of loans to the Participant from this Plan during the one year period ending on the day before the day the loan is made, over (B) the outstanding balance of loans to the Participant from this Plan on the date on which the loan is made.

      (b) The interest rate to be charged on loans shall be determined at the time of the loan application and shall be a reasonable rate as determined in accordance with rules and procedures established by the

            Committee from time to time. The interest rate so determined for purposes of this Plan shall be fixed for the duration of each loan.

      (c) The amount of the loan is to be transferred from the Investment Funds in which the Participant's Accounts are invested to a special "Loan Fund" for the Participant under this Plan. The Loan Fund consists solely of the amount transferred to the Loan Fund and is invested solely in the loan made to the Participant. The amount transferred to the Loan Fund shall be pledged as security for the loan. Payments of principal on the loan will reduce the amount held in the Participant's Loan Fund. Those payments, together with the attendant interest payment, will be reinvested in the Investment Funds in accordance with the Participant's then effective investment election.

      (d) Participant loans transferred from the Talegen Plan to this Plan, in connection with the spin off of account balances from the Talegen Plan and their merger with and into this Plan (as described in the Introduction to this Plan), shall be treated for all purposes of this Article 8 as having been loans made under this Plan, provided that the transfer of such loans to this Plan shall have no effect upon loan origination date or repayment period.

8.02   TERMS

      (a) In addition to such rules and regulations as the Committee may adopt, all loans shall comply with the following terms and conditions:

          (i) The approval or disapproval of an application for a loan by a Participant shall be final.

          (ii) Each loan shall be evidenced by a promissory note payable to this Plan.

          (iii) The period of repayment for any loan shall be arrived at by mutual agreement, but that period shall not exceed five years unless the loan is to be used to acquire the principal residence of the Participant, in which case the repayment period shall not exceed ten years.

          (iv) Payments of principal and interest will be made by payroll deductions or in another mutually agreed manner in substantially level amounts, but no less frequently than monthly, in an amount sufficient to amortize the loan over the repayment period.

          (v)   A loan may be prepaid in full as of any date without penalty.

          (vi) Only three loans may be outstanding at any given time and only one of those loans may be made for a term of more than five years.

          (vii) If at the time the loan is made a Participant has or previously had in effect an election of an annuity under Section 9.02(a)(ii), Spousal Consent to the application for the loan must be obtained within the 90-day period prior to the date the Participant's Accounts will be used as security for the loan if the value of the Participant's Accounts exceeds $5,000 (or, for loans made before October 17, 2000, exceeded $5,000 at the time of any prior withdrawal or distribution from his or her Accounts).

          (viii) The minimum amount of a loan shall be $500.

      (b) If a loan is not repaid in accordance with the terms contained in the promissory note and a default occurs, this Plan may execute upon its security interest in the Participant's Accounts under this Plan to satisfy the debt; provided, however, that this Plan shall not levy against any portion of the Loan Fund attributable to amounts held in the Participant's Pre-Tax Account or Company Account until such time as a distribution of the Pre-Tax Account or Company Account could otherwise be made under this Plan.

      (c) Any additional rules or restrictions as may be necessary to implement and administer the loan program shall be in writing and communicated to employees. Such further documentation is hereby incorporated into this Plan by reference, and the Committee is hereby authorized to make such revisions to these rules as it deems necessary or appropriate, on the advice of counsel.

      (d) To the extent required by law and under such rules as the Committee shall adopt, loans shall also be made available on a reasonably equivalent basis to any Beneficiary or former Employee (i) who maintains an account balance under this Plan and (ii) who is still a party in interest (within the meaning of Section 3(14) of ERISA).

                                   ARTICLE 9.
            DISTRIBUTION OF ACCOUNTS UPON TERMINATION OF EMPLOYMENT

9.01   ELIGIBILITY

     Upon a Participant's separation from service with the Company and all Affiliated Companies, the Vested Portion of his or her accounts, as determined under Article 6, shall be distributed as provided in this
     Article 9.

     Notwithstanding the foregoing, a Participant shall not be considered to have incurred a separation from service if

      (a) his or her employment with the Company and all Affiliated Companies terminates in connection with any disposition by the Company or an Affiliated Company to an entity of assets used by the Company or Affiliated Company in a trade or business,

      (b) the entity acquiring such assets adopts this Plan, or this Plan is merged or consolidated with, or any assets or liabilities with respect to such Participant are transferred from this Plan to, a plan maintained by such entity in a transaction subject to Section 414(l)(1) of the Code, and

      (c) such Participant becomes a common law employee of such entity in connection with such disposition.

     In such event, the Participant's right to a distribution of the Vested Portion of his or her accounts shall be determined under the terms and conditions of the plan maintained by such entity.

9.02   FORMS OF DISTRIBUTION

      (a) Unless the Participant elects otherwise, distribution of the Vested Portion of his or her Accounts shall be made in a cash lump sum. A Participant may elect, in such manner as the Committee shall prescribe, to receive an optional form of benefit described below:

          (i) Payments in approximately equal quarterly or annual installments over a period, designated by the Participant, not to exceed the life expectancy of the last to survive of the Participant and his or her Beneficiary. In the event that the Participant dies before all installments have been paid, the remaining balance in his or her Accounts shall be paid in an immediate cash lump sum to his or her Beneficiary.

          (ii) The purchase of an immediate nonforfeitable fixed annuity, provided that if the Participant who has elected to have such an annuity distributed in the form of a life annuity is married on his or her Annuity Starting Date, and if he or she has not elected otherwise, such annuity shall be in the form of a Qualified Joint and Survivor Annuity, subject to the following rules:

               (A) Such Participant may elect, during the 90-day period preceding his or her Annuity Starting Date, not to take the Qualified Joint and Survivor Annuity and to take instead another form of annuity. Elections under this clause (ii) shall be in writing and shall be subject to obtaining Spousal Consent to that election.

               (B) Each Participant who has elected an annuity shall be furnished, no less than 30 days nor more than 90 days before his or her Annuity Starting Date, a written explanation of the Qualified Joint and Survivor Annuity in accordance with applicable law. Such Participant may elect (with any applicable spousal consent) to waive any requirement that such written explanation be provided at least 30 days before the Annuity Starting

                    Date, if the distribution commences more than 7 days after such explanation is provided.

               (C)  Such written explanation shall provide:

                    (1) the terms and conditions of the Qualified Joint and Survivor Annuity in accordance with Section 9.02(a)(ii),

                    (2) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity,

                    (3)   the rights of the Participant's Spouse,

                    (4) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity, and

                    (5) a description of the optional forms available under this Plan.

               (D) A Participant may revoke his or her election and make a new election from time to time and at any time during the aforesaid election period.

               (E) If the annuity form selected is not a Qualified Joint and Survivor Annuity with the Participant's spouse as the sole Beneficiary, the annuity payable to the Participant and thereafter to his or her Beneficiary shall be subject to the incidental death benefit rule as described in Section 401(a)(9)(G) of the Code.

      (b) Notwithstanding the preceding, if a Participant dies before his or her benefits commence, the Vested Portion of his or her Accounts shall be paid to his or her Beneficiary in a lump sum. However, if a Participant has elected an annuity under Section 9.02(a)(ii), payments under such annuity have not commenced, and his or her spouse is his or her Beneficiary, payment shall be made in the form of a life annuity to his or her spouse unless the spouse elects a cash lump sum.

      (c) All distributions of a Participant's Vested Portion of his or her Accounts shall be made in the form of cash; no in-kind distributions shall be permitted.

9.03   COMMENCEMENT OF PAYMENTS

      (a) Except as otherwise provided in this Article 9, distribution of the Vested Portion of a Participant's Accounts shall commence as soon as administratively practicable following the later of (i) the Participant's termination of employment, or (ii) the Participant's 65th birthday (but not more than 60 days after the close of the Plan Year in which the later of (i) or (ii) occurs).

      (b) In lieu of a distribution as described in paragraph (a) above, a Participant may, in accordance with such procedures as the Committee shall prescribe, elect to have the distribution of the Vested Portion of his or her Accounts commence as of any Valuation Date coincident with or following his or her termination of employment which is before the date described in paragraph (a) above.

      (c) In the case of the death of a Participant before his or her benefits commence, the Vested Portion of his or her Accounts shall be distributed to his or her Beneficiary as soon as administratively practicable following the Participant's date of death.

9.04   AGE 70 1/2 REQUIRED DISTRIBUTIONS

      (a) In no event shall the provisions of this Article 9 operate so as to allow the distribution of a Participant's Accounts to begin later than the April 1 following the later of (i) the calendar year in which he or she attains age 70 1/2, or (ii) the calendar year in which his Retirement occurs (the "required beginning date"); provided that the foregoing clause (ii) shall not apply with respect to any Participant who owns more than 5 percent of the outstanding stock of the Company (or stock possessing more than 5 percent of the total combined voting power of all stock of the Company) with respect to the Plan Year in which the Participant attains age
            70 1/2.

      (b) In the event a Participant is required to begin receiving payments while in service under the provisions of paragraph (a) above, the Participant may elect to receive payments while in service in accordance with option (i) or (ii), as follows:

          (i) A Participant may receive one lump sum payment on or before the Participant's required beginning date equal to his or her entire Account balance and annual lump sum payments thereafter of amounts accrued during each calendar year.

          (ii) In lieu of option (i) above, a Participant may receive annual payments of the minimum amount necessary to satisfy the minimum distribution requirements of Section 401(a)(9) of the Code. Such minimum amount will be determined on the basis of the joint life expectancy of the Participant and his or her Beneficiary. Such life expectancy will be recalculated once each year, provided, however, that the life expectancy of the Beneficiary will not be recalculated if the Beneficiary is not the Participant's spouse. The amount of the withdrawal shall be allocated among the Investment Funds in proportion to the value of the Participant's Accounts as of the date of each Withdrawal. An election under this option (ii) shall be made by a Participant by giving written notice to the Committee within the 90-day period prior to his or her required beginning date. In the event a Participant fails to make an election under this
                 Section 9.04(b), payment shall be made in accordance with clause (ii) above or in accordance with paragraph (c) below.

      (c) A Participant who is required to commence distributions under the provisions of paragraph (a) above may satisfy the minimum distribution requirements of Section 401(a)(9) of the Code by taking withdrawals pursuant to Section 7.04. The minimum amount of the withdrawal necessary to satisfy Section 401 (a)(9) of the Code shall be calculated according to the method set forth in paragraph (b)(ii) above. In the event the minimum amount is not withdrawn, the difference between the amount withdrawn and the minimum amount required to satisfy Section 401(a)(9) of the Code shall be distributed to the Participant by December 31 of the applicable year or, for the year the Participant attains age 70 1/2, by April 1 of the following year.

      (d) Any Participant who attains age 70 1/2 while employed by the Company but is not required to begin receiving payments while in service under the provisions of paragraph (a) above nevertheless may elect the same in-service distribution options described in paragraph (b) above, as if such Participant were subject to such requirements.

      (e) The commencement of payments under this Section 9.04 shall not constitute an Annuity Starting Date for purposes of Sections 401(a)(11) and 417 of the Code. Upon the Participant's subsequent termination of employment, payment of the Participant's Accounts shall be made in accordance with the provisions of Section 9.02.

9.05   SMALL BENEFITS

     Notwithstanding any provision of this Plan to the contrary, a cash lump sum payment shall be made in lieu of all vested benefits if the value of the Vested Portion of the Participant's Accounts, as of the date payments commence under this Article 9, is $5,000 or less, subject to the following rules:

      (a) The lump sum payment shall automatically be made as soon as administratively practicable following the Participant's termination of employment.

      (b) For distributions made before March 22, 1999, no such lump sum payment shall be made if the value of the Vested Portion of the Participant's Accounts ever exceeded $5,000 at the time of any prior withdrawal or distribution from his or her Accounts.

      (c) For distributions made before October 17, 2000, no such lump sum payment shall be made to a Participant who has or previously had in effect an election of an annuity under Section 9.02(a)(ii) if the value of the Vested Portion of the Participant's Accounts ever exceeded $5,000 at the time of any prior withdrawal or distribution from his or her Accounts.

      (d) No such lump sum payment shall be made after benefits have commenced in any form under Section 9.02.

9.06   STATUS OF ACCOUNTS PENDING DISTRIBUTION

     Until completely distributed under Section 9.03 or 9.04, the Accounts of a Participant who is entitled to a distribution shall continue to be invested as part of the Trust Fund under this Plan.

9.07   PROOF OF DEATH AND RIGHT OF BENEFICIARY OR OTHER PERSON

     The Committee may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Accounts of a deceased Participant as the Committee may deem proper and its determination of the right of that Beneficiary or other person to receive payment shall be conclusive.

9.08   DISTRIBUTION LIMITATION

     Notwithstanding any other provision of this Article 9, all distributions from this Plan shall conform to the regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of
     Section 401(a)(9)(G) of the Code. Further, such regulations shall override any Plan provision that is inconsistent with Section 401(a)(9) or the Code.

9.09   DIRECT ROLLOVER OF CERTAIN DISTRIBUTIONS

     Notwithstanding any provision of this Plan to the contrary that would otherwise limit a distributee's election under this Section 9.09, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover; provided, however, that for any single eligible rollover distribution, only one single eligible retirement plan may be specified by the distributee. The following definitions apply to the terms used in this
     Section 9.09:

      (a) "ELIGIBLE ROLLOVER DISTRIBUTION" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more, (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), and (iv) any hardship withdrawal pursuant to Section 7.05 that is made after December 31, 1998.

      (b) "ELIGIBLE RETIREMENT PLAN" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to a Participant's surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

      (c) "DISTRIBUTEE" means a Participant or a former Employee. In addition, such individual's surviving spouse, spouse or former spouse, if he or she is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

      (d) "DIRECT ROLLOVER" means a payment by this Plan to the eligible retirement plan specified by the distributee.

                                  ARTICLE 10.
                             ADMINISTRATION OF PLAN

10.01 APPOINTMENT OF COMMITTEES

      (a) The general administration of this Plan and the responsibility for carving out the provisions of this Plan shall be placed in an Administrative Committee and a Finance Committee. Each Committee shall consist of not less than three individuals and shall have a Secretary (who may, but need not, be a member of such Committee). The members of and the Secretary to each Committee shall be appointed from time to time by the Chief Executive Officer of USFIC or his or her designee (the "CEO"). Both Secretaries and all Committee members shall serve at the pleasure of the CEO. Any individual who is appointed a member of or Secretary to a Committee shall signify his or her acceptance by filing written acceptance with the CEO and (in the case of a Committee member) the Secretary of the Committee. Any member of or Secretary to a Committee may resign by delivering his or her written resignation to the CEO and (in the case of a Committee member) the Secretary of the Committee.

      (b) The Administrative Committee shall have responsibility and authority for the administration of this Plan, including the discretionary authority to interpret its provisions and construe all of its terms, to authorize distributions from Plan assets, to determine the entitlement and amounts of benefits which shall be payable to any person in accordance with the provisions of this Plan and to authorize the payment of same from Plan assets.

      (c) The Finance Committee shall have the exclusive responsibility and authority for implementing this Plan's investment objectives and policies by having responsibility for investment and reinvestment of the funds of this Plan. The Finance Committee shall report regularly, at least annually, to USFIC with respect to investment performance and the Finance Committee's evaluation of same. The Finance Committee may, in its discretion, appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) to manage (including the power to acquire and dispose of) all or part of the assets of Plan, as it shall designate. In that event, authority over and responsibility for the management of the assets so designated shall be the sole responsibility of that investment manager. The Finance Committee shall have the responsibility for communicating to any investment managers so appointed sufficient information so that the current and ongoing liquidity and other financial needs of this Plan may be properly integrated into the recommendations of such investment manager respecting this Plan's investment objectives.

      (d) All decisions of the Administrative Committee or the Finance Committee and any action taken by either of them with respect to this Plan and within the powers granted to them under this Plan, and any interpretation of provisions of this Plan by the Administrative Committee or the trust agreement (described in Section 1.44) by the Finance Committee, shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

10.02 DUTIES OF COMMITTEES

      The CEO shall appoint a chairman from each Committee and a secretary who may be but need not be one of the members of such Committee. The Committee members may appoint from their number such subcommittees with such powers as they shall determine: and authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel, employ agents and provide such clerical, accounting, and consulting services as they may require in carrying out the provisions of this Plan; and may allocate among themselves or delegate to other persons all or such portion of their duties under this Plan, other than those granted to the Trustee under the trust agreement adopted for use in implementing this Plan, as they, in their sole discretion, shall decide.

10.03 INDIVIDUAL ACCOUNTS

      The Committee shall maintain, or cause to be maintained, records showing the individual balances in each Participant's Accounts. However, maintenance of those records and Accounts shall not require any segregation of the funds of this Plan.

10.04 MEETINGS

      Each Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

10.05 ACTION OF MAJORITY

      Any act which this Plan authorizes or requires each Committee to do may be done by a majority of its members. The action of that majority expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of such Committee and shall have the same effect for all purposes as if assented to by all members of such Committee at the time in office.

10.06 COMPENSATION AND BONDING

      No member of any Committee shall receive any compensation from this Plan for his or her services as such. Except as may otherwise be required by law, no bond or other security need be required of any member in that capacity in any jurisdiction.

10.07 ESTABLISHMENT OF RULES

      Subject to the limitations of this Plan, each Committee from time to time shall establish rules for the administration of this Plan and the transaction of its business.

10.08 PRUDENT CONDUCT

      The members of each Committee shall use that degree of care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in his or her conduct of a similar situation.

10.09 SERVICE IN MORE THAN ONE FIDUCIARY CAPACITY

      Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to this Plan and/or the funds of this Plan.

10.10 LIMITATION OF LIABILITY

      The Company, the board of directors of the Company, the members of each Committee, and any officer, employee or agent of the Company (other than the Trustee) shall not incur any liability individually or on behalf of any other individuals or on behalf of the Company for any act or failure to act, made in good faith in relation to this Plan or the funds of this Plan. However, this limitation shall not act to relieve any such individual or the Company from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA.

10.11 INDEMNIFICATION

      The members of each Committee, the board of directors of the Company, and the officers, employees and agents of the Company (other than the Trustee) shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to this Plan or the funds of this Plan, including, without limitation, expenses reasonably incurred in the defense of any claim relating to this Plan or the funds of this Plan, and amounts paid in any compromise or settlement relating to this Plan or the funds of this Plan, except for actions or failures to act made in bad faith. The foregoing indemnification shall be from the

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

      funds of this Plan to the extent of those funds and to the extent permitted under applicable law; otherwise from the assets of the Company to the extent permitted by applicable law.

10.12 NAMED FIDUCIARY

      For purposes of ERISA, USFIC, the Administrative Committee, and the Finance Committee each shall be a named fiduciary of this Plan with respect to their respective duties and responsibilities hereunder.

                                  ARTICLE 11.
                              MANAGEMENT OF FUNDS

11.01 TRUST AGREEMENT

      All the funds of this Plan shall be held by a Trustee appointed from time to time by USFIC under a trust agreement adopted, or as amended, by USFIC for use in providing the benefits of this Plan and paying its expenses not paid directly by the Company. The Company shall have no liability for the payment of benefits under this Plan or for the administration of the funds paid over to the Trustee.

11.02 EXCLUSIVE BENEFIT RULE

      Except as otherwise provided in this Plan, no part of the corpus or income of the funds of this Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under this Plan and paying the expenses of this Plan not paid directly by the Company. No person shall have any interest in, or right to, any part of the earnings of the funds of this Plan, or any right in, or to, any part of the assets held under this Plan, except as and to the extent expressly provided in this Plan.

                                  ARTICLE 12.
                       AMENDMENT, MERGER AND TERMINATION

12.01 AMENDMENT OF PLAN

      USFIC reserves the right at any time and from time to time, and retroactive if deemed necessary or appropriate, to amend in whole or in part, by action of its board of directors (or delegate thereof), any or all of the provisions of this Plan. However, no amendment shall make it possible for any part of the funds of this Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under this Plan. No amendment shall be made which has the effect of decreasing the balance of the Accounts of any Participant or of reducing the nonforfeitable percentage of the balance of the Accounts of a Participant below the nonforfeitable percentage computed under this Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.

12.02 MERGER, CONSOLIDATION OR TRANSFER

      This Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under this Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer if this Plan had then terminated.

12.03 ADDITIONAL PARTICIPATING COMPANIES

      (a) If any employer is or becomes an Affiliated Company, USFIC may include the employees of that Affiliated Company in the membership of this Plan upon approval by USFIC's board of directors (or delegate thereof), and upon appropriate action by that employer necessary to adopt this Plan. In that event, or if any individuals become Eligible Employees of the Company as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another
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

            employer, USFIC shall determine to what extent, if any, previous service with such other employer shall be recognized under this Plan, but subject to the continued qualification of the trust for this Plan as tax-exempt under the Code.

      (b) The participation in this Plan of any Affiliated Company may be terminated upon appropriate action by it or by USFIC. In that event the funds of this Plan held on account of Participants in the employ of that employer, and any unpaid balances of the Accounts of all Members who have separated from the employ of that employer, shall be determined by the Committee. Those funds shall be distributed as provided in Section 12.04 if this Plan should be terminated, or shall be segregated by the Trustee as a separate trust, pursuant to certification to the Trustee by the Committee, continuing this Plan as a separate plan for the employees of that employer under which that employer shall succeed to all the powers and duties of USFIC, including the appointment of the members of the Committee.

12.04 TERMINATION OF PLAN

      (a) USFIC may terminate this Plan or completely discontinue contributions under this Plan, by action of its board of directors (or delegate thereof), for any reason at any time. In case of termination or partial termination of this Plan, or complete discontinuance of Company contributions to this Plan, the rights of affected Participants to their Accounts under this Plan as of the date of the termination or discontinuance shall be nonforfeitable. The total amount in each Participant's Accounts shall be distributed, as the Committee shall direct, to him or her or for his or her benefit or continued in trust for his or her benefit.

      (b) Upon termination of this Plan, Salary Deferral Contributions, with earnings thereon, shall only be distributed to Participants if (i) neither the Company nor an Affiliated Company establishes or maintains a successor defined contribution plan, and (ii) payment is made to the Participants in the form of a lump sum distribution (as defined in Section 402(d)(4) of the Code, without regard to clauses
            (i) through (iv) of subparagraph (A), subparagraph (B), or subparagraph (F) thereof). For purposes of this paragraph, a "successor defined contribution plan" is a defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code ("ESOP") or a simplified employee pension as defined in Section 408(k) of the Code ("SEP")) which exists at the time this Plan is terminated or within the 12-month period beginning on the date all assets are distributed. However, in no event shall a defined contribution plan be deemed a successor plan if fewer than 2 percent of the individuals who are eligible to participate in this Plan at the time of its termination are or were eligible to participate under another defined contribution plan of the Company or an Affiliated Company (other than an ESOP or a SEP) at any time during the period beginning 12 months before and ending 12 months after the date of this Plan's termination.

12.05 DISTRIBUTION OF ACCOUNTS UPON A SALE OF ASSETS OR A SALE OF A SUBSIDIARY

     Upon the disposition by a corporation which is part of the Company (a "Corporation") of at least 85 percent of the assets (within the meaning of
     Section 409(d)(2) of the Code) used by the Corporation in a trade or business or upon the disposition by a Corporation of its interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), Salary Deferral Contributions, with earnings thereon, may be distributed to those Participants who continue in employment with the employer acquiring such assets or with the sold subsidiary, provided that (a) the Company maintains this Plan (i.e., the buyer does not maintain this Plan) after the disposition, (b) the buyer does not adopt this Plan or otherwise become a participating employer in this Plan and does not accept any offer of assets or liabilities from this Plan to a plan it maintains in a transaction subject to Section 414(l)(1) of the Code, and (c) payment is made to the Participant in the form of a lump sum distribution (as defined in Section 402(d)(4) of the Code, without regard to clauses (i) through (iv) of subparagraph (A), subparagraph (B), or subparagraph (F) thereof).

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

                                  ARTICLE 13.
                               GENERAL PROVISIONS

13.01 NONALIENATION

     Except as required by any applicable law, no benefit under this Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any judgment, decree, or order which:

      (a) creates for, or assigns to, a spouse, former spouse, child or other dependent of a Participant the right to receive all or a portion of the Participant's benefits under this Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, child or dependent,

      (b)   is made pursuant to a State domestic relations law,

      (c) does not require this Plan to provide any type of benefit, or any option, not otherwise provided under this Plan, and

      (d) otherwise meets the requirements of Section 206(d) of ERISA as a "qualified domestic relations order," as determined by the Committee.

     Notwithstanding anything herein to the contrary, if the amount payable to the alternate payee under the qualified domestic relations order is less than $5,000, such amount shall be paid in one cash lump sum as soon as practicable following the qualification of the order. If the amount exceeds $5,000, it may be paid as soon as practicable following the qualification of the order if the alternate payee consents thereto; otherwise it may not be payable before the earliest of (i) the Participant's termination of employment, (ii) the time such amount could be withdrawn under Article 7, or (iii) the Participant's attainment of age 50.

     In addition, to the extent permitted by Section 401(a)(13) of the Code, a Participant's benefits may be offset against an amount that the Participant is ordered or required to pay to this Plan pursuant to a judgment in a criminal action involving this Plan, a civil judgment in connection with a violation or alleged violation of Part 4 of Subtitle B of Title I of ERISA, or a settlement agreement between the Secretary of Labor and the Participant in connection with a violation or alleged violation of such Part.

13.02 CONDITIONS OF EMPLOYMENT NOT AFFECTED BY PLAN

     The establishment of this Plan shall not confer any legal rights upon any individual for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any individual and to treat him or her without regard to the effect which that treatment might have upon him or her as a Participant or potential Participant of this Plan.

13.03 FACILITY OF PAYMENT

     If, under rules and procedures established by the Committee, it shall be found that a Participant or other person entitled to a benefit is unable to care for his or her affairs because of illness or accident or because he or she is a minor, then any benefit due him or her, unless claim shall have been made for the benefit by a duty appointed legal representative, may be paid to his or her spouse, a child, a parent or other blood relative, or to an individual with whom he or she resides. Any payment so made shall be a complete discharge of the liabilities of this Plan for that benefit.

13.04 INFORMATION

     Each Participant, Beneficiary or other person entitled to a benefit, before any benefit shall be payable to him or her or on his or her account under this Plan, shall file, as prescribed by the Committee, the information that it shall require to establish his or her rights and benefits under this Plan.

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

13.05 TOP-HEAVY PROVISIONS

      (a)   The following definitions apply to the terms used in this Section
            13.05:

          (i) "applicable determination date" means the last day of the preceding Plan Year;

          (ii) "top-heavy ratio" means the ratio of (A) the value of the aggregate of the Accounts under this Plan for key employees to
                 (B) the value of the aggregate of the Accounts under this Plan for all key employees and non-key employees;

          (iii) "key employee" means an employee who is in a category of employees determined in accordance with the provisions of Sections 416(i)(1) and (5) of the Code and any regulations thereunder, and where applicable, on the basis of the Employee's Statutory Compensation from the Company or an Affiliated Company;

          (iv) "non-key employee" means any Eligible Employee who is not a key employee;

          (v) "applicable Valuation Date" means the Valuation Date coincident with or immediately preceding the last day of the preceding Plan Year;

          (vi) "required aggregation group" means any other qualified plan(s) of the Company or an Affiliated Company in which there are members who are key employees or which enable(s) this Plan to meet the requirements of Sections 401(a)(4) or 410(b) of the Code; and

          (vii) "permissive aggregation group" means each plan in the required aggregation group and any other qualified plan(s) of the Company or an Affiliated Company in which all members are non-key employees. If the resulting aggregation group continues to meet the requirements of Sections 401(a)(4) and 410(b) of the Code.

      (b) For purposes of this Section 13.05, this Plan shall be "top-heavy" with respect to any Plan Year if as of the applicable determination date the top-heavy ratio exceeds 60 percent. The top-heavy ratio shall be determined as of the applicable Valuation Date in accordance with Sections 416(g)(3) and (4) of the Code and Article 5 of this Plan. For purposes of determining whether this Plan is top-heavy the account balances under this Plan will be combined with the account balances or the present value of accrued benefits under each other plan in the required aggregation group and, under rules and procedures established by the Committee, may be combined with the account balances or the present value of accrued benefits under any other qualified plan in the permissive aggregation group. Distributions made with respect to a Participant under this Plan during the five-year period ending on the applicable determination date shall be taken into account for purposes of determining the top-heavy ratio; distributions under plans that terminated within such five-year period shall also be taken into account, if any such plan contained key employees and therefore would have been part of the required aggregation group.

      (c) The following provisions shall be applicable to Participants for any Plan Year with respect to which this Plan is top-heavy:

          (i) In lieu of the vesting requirements specified in Section 6.02, a Participant shall be vested in, and have a nonforfeitable right to, his or her Company Account upon the completion of three years of Vesting Service, provided that in no event shall the Vested Portion of a Participant's Company Account be less than the percentage determined under Section 6.02.

          (ii) An additional Company contribution shall be allocated on behalf of each Participant (and each Eligible Employee eligible to become a Participant) who is a non-key employee, and who has not separated from service as of the last day of the Plan Year, to the extent that the contributions made on his or her behalf under Sections 3.03 and 3.04 for the Plan Year (and not needed to meet the contribution percentage test set forth in Section 3.09) would otherwise be less than 3 percent of his or her remuneration. However, if the greatest percentage of remuneration contributed on behalf of a key employee under Sections 3.01, 3.03 and 3.04 for the Plan Year would be less than 3 percent, that lesser percentage shall be substituted for

                 "3 percent" in the preceding sentence. Notwithstanding the foregoing provisions of this subparagraph (ii), no minimum contribution shall be made under this Plan with respect to a Participant (or an Eligible Employee eligible to become a Participant) if the required minimum benefit under Section 416(c)(1) of the Code is provided to him or her by any other qualified pension plan of the Company or an Affiliated Company. For the purposes of this subparagraph (ii), remuneration has the same meaning as set forth in Section 3.12(c).

      (d) If this Plan is top-heavy with respect to a Plan Year and ceases to be top-heavy for a subsequent Plan Year, a Participant who has completed three years of Vesting Service on or before the last day of the most recent Plan Year for which this Plan was top-heavy shall continue to be vested in and have a nonforfeitable right to his or her Company Account.

13.06 PREVENTION OF ESCHEAT

     Under rules and procedures established by the Committee, if the whereabouts of any person to whom a payment is due under this Plan cannot be ascertained, then, no earlier than three years from the date such payment is due, a notice of such due and owing payment shall be mailed to the last known address of such person, as shown on the records of the Committee or the Company. If such person has not made written claim therefor within three months of the date of the mailing, then, upon receiving advice from counsel to this Plan, such payment and all remaining payments otherwise due such person may be canceled on the records of this Plan and the amount thereof applied to reduce the contributions of the Company. Upon such cancellation, this Plan and the Trust shall have no further liability therefor except that, in the event such person or his or her beneficiary later provides notice of his or her whereabouts and requests the payment or payments due to him or her under this Plan, the amount so applied shall be paid to him or her in accordance with the provisions of this Plan. Such amount shall be taken first from any forfeitures which have not as yet been applied against Company contributions, and if any amounts remain to be paid, the Company shall make a special Company contribution equal to those amounts.

13.07 ELECTIONS

     Any elections, notifications or designations made by an individual pursuant to the provisions of this Plan shall be made in such manner and submitted within such time period as is prescribed by the Committee under rules uniformly applicable to all employees similarly situated. The Committee reserves the right to change from time to time the time and manner for making notifications, elections or designations by individuals under this Plan if it determines after due deliberation that such action is justified in that it improves the administration of this Plan. In the event of a conflict between the provisions for making an election, notification or designation set forth in this Plan and such new administrative procedures, those new administrative procedures shall prevail.

13.08 LIMITATIONS IMPOSED ON INSIDE PARTICIPANTS

     Notwithstanding any other provision of this Plan to the contrary, an inside Participant's right to direct investments under Sections 4.02, 4.04 and 4.05, and his or her right to withdrawals and loans under Articles 7 and 8, shall be subject to such limitations and restrictions as may be imposed under rules and procedures established by the Committee from time to time to comply with the conditions for the employee benefit plan exemptions to the short-swing trading liability rules of Section 16(b) of the Securities Exchange Act of 1934.

13.09 CONSTRUCTION

      (a) This Plan shall be construed, regulated and administered under ERISA and the laws of the State of New Jersey, except where ERISA controls. Except as otherwise provided by law, any action to enforce a right or obligation hereunder shall be brought in a court of competent jurisdiction in New Jersey.

      (b) The titles and headings of the Articles and Sections in this Plan are for convenience only. In the case of ambulatory or inconsistency, the text rather than the titles or headings shall control.

13.10 QUALIFIED MILITARY SERVICE

     Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

                                   EXECUTION

     Witness the execution of The Individual Retirement Plan of United States Fire Insurance Company, as amended and restated effective August 13, 1998, by duly authorized officers of United States Fire Insurance Company, on the later of the dates indicated below.

                                        UNITED STATES FIRE INSURANCE COMPANY
                                        By:     /s/
                                           -------------------------------------
                                        Title:   Senior Vice President
                                           -------------------------------------
                                        Date:   November 27, 2000
                                            ------------------------------------

                                        By:     /s/ VALERIE J. GASPARIK
                                           -------------------------------------
                                        Title:   Vice President and Secretary
                                           -------------------------------------
                                        Date:   November 27, 2000
                                            ------------------------------------

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